Exhibit T3C
FORM OF INDENTURE
Dated as of [Issue Date], 200[•]
Among
INTERSTATE BAKERIES CORPORATION,
THE SUBSIDIARY GUARANTORS PARTIES HERETO,
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
AS TRUSTEE
5% Secured Convertible PIK-Election Series A Notes due 201[•]
5% Secured Convertible PIK-Election Series B Notes due 201[•]

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

i

(continued)

(continued)

Page
SECTION 7.11. Preferential Collection of Claims Against Company	44
SECTION 7.12. Trustee’s Application for Instruction from the Company	44

ARTICLE VIII

DISCHARGE OF INDENTURE

SECTION 8.1. Discharge of Liability on Securities	45
SECTION 8.2. Reinstatement	45
SECTION 8.3. Officers’ Certificate and Opinion of Counsel	46

ARTICLE IX

AMENDMENTS

SECTION 9.1. Without Consent of Holders	46
SECTION 9.2. With Consent of Holders	47
SECTION 9.3. Compliance with Trust Indenture Act	48
SECTION 9.4. Revocation and Effect of Consents and Waivers	48
SECTION 9.5. Notation on or Exchange of Securities	49
SECTION 9.6. Trustee To Sign Amendments	49

ARTICLE X

SUBSIDIARY GUARANTEES

SECTION 10.1. Subsidiary Guarantee	49
SECTION 10.2. Limitation on Liability; Termination, Release and Discharge Upon Merger or Consolidation; Termination on Conversion	53
SECTION 10.3. Right of Contribution	54
SECTION 10.4. No Subrogation	54
SECTION 10.5. Benefits Acknowledged	54

ARTICLE XI

PURCHASE AT OPTION OF HOLDER UPON A CHANGE OF CONTROL

SECTION 11.1. Purchase at the Option of the Holder Upon a Change of Control	55
SECTION 11.2. Further Conditions and Procedures for Purchase at the Option of the Holder Upon a Change of Control	56

ARTICLE XII

CONVERSION

(continued)

(continued)

Page
EXHIBIT B Form of Series B Note
EXHIBIT C Form of Indenture Supplement to Add Subsidiary Guarantors

v

CROSS-REFERENCE TABLE

TIA	Indenture
Section	Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.8, 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.5
(b)	14.3
(c)	14.3
313(a)	7.5
(b)(1)	7.5, 13.2
(b)(2)	7.5, 13.2
(c)	7.5
(d)	7.5
314(a)	3.4, 3.7, 13.2, 14.5
(b)	13.2
(c)(1)	14.3
(c)(2)	14.3
(c)(3)	N.A.
(d)	13.2, 13.3
(e)	14.5
(f)	N.A.
315(a)	7.1
(b)	7.1, 14.1
(c)	7.1
(d)	7.1
(e)	6.11
316(a)(last sentence)	14.6
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	N.A.
(b)	6.7
(c)	9.4
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.5
318(a)	14.1
(b)	N.A.

TIA	Indenture
Section	Section
(c)	14.1
N.A. means Not Applicable.
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

     INDENTURE, dated as of [Issue Date], 200[•], among INTERSTATE BAKERIES CORPORATION, a Delaware corporation (the “Company”), THE SUBSIDIARY GUARANTORS (as defined herein) listed on Schedule 1 hereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
          WHEREAS, the Company has duly authorized the issuance of the Company’s 5% Secured Convertible PIK-Election Notes to be issued in two series in accordance with the terms of this Indenture;
          WHEREAS, the Company and each of the Guarantors has duly authorized the execution and delivery of this Indenture;
          NOW, THEREFORE, the Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities.
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
     SECTION 1.1. Definitions.
          “ABL Facility” means the credit facility made available to the Company pursuant to that certain Credit Agreement dated as of [•] among the Company, certain Subsidiaries of the Company party thereto and General Electric Capital Corporation, as administrative agent, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original ABL Facility or any other credit or other agreement or indenture).
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

          “Bankruptcy Law” means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.
          “Beneficial Owner” shall mean any person who is considered a beneficial owner of a security in accordance with Rule 13d-3 and Rule 13d-5 promulgated by the SEC under the Exchange Act.
          “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board.
          “Board Resolution” means a copy of a resolution certified by the Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.
          “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.
          “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or acquire any of the foregoing.
          “Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Debt represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.
          A “Change of Control” shall be deemed to have occurred at such time after the Issue Date as Investor and its Affiliates shall cease to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of the Company; provided that the occurrence of the foregoing event shall not be deemed a Change of Control if:
(1)	at any time prior to the consummation of a Qualifying IPO, and for any reason whatsoever, (x) Investor and its Affiliates otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of the Company or (y) Investor and its Affiliates own, directly or indirectly, beneficially an amount of Common Stock equal to an amount more than fifty percent (50%) of the amount of Common Stock owned, directly or indirectly, by Investor and its Affiliates beneficially as of the Issue Date and such ownership by Investor and its Affiliates represents the largest single block of voting securities of the

Company held by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan); or
(2)	at any time after the consummation of a Qualifying IPO, and for any reason whatsoever, (x) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding Investor and its Affiliates, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than the greater of (A) fifty percent (50%) of the then outstanding voting stock of the Company (or voting power related thereto) and (B) the percentage of the then outstanding voting stock of the Company owned, directly or indirectly, beneficially by Investor and its Affiliates, and (y) during each period of twelve (12) consecutive months, the board of directors of the Company shall consist of a majority of the Continuing Directors.
          “Code” means the U.S. Internal Revenue Code of 1986, as amended.
          “Collateral” means all property and assets, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure the Securities pursuant to the terms of the Collateral Documents.
          “Collateral Trustee” means The Bank of New York Mellon Trust Company, N.A. or its successors and assigns as Collateral Trustee under the Collateral Documents.
          “Collateral Documents” means the [Collateral Agreement dated as of [•]] made by the Company and certain of its Subsidiaries in favor of the Collateral Trustee, and any and all security agreements, mortgages, deeds of trust, deeds to secure debt, pledge agreements, agency agreements and other instruments and documents executed and delivered pursuant to this Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time, and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Trustee for the ratable benefit of the Holders of the Securities.
          “Common Stock” means the Company’s common stock, par value $0.01 per share.
          “Company” means Interstate Bakeries Corporation or its successors and assigns.

          “Continuing Director” means a director who either (i) was a member of the Board of Directors of the Company on the Issue Date or (ii) becomes a director of the Company subsequent to that date if such director’s election, appointment or nomination for election by stockholders of the Company is duly approved by a majority of the Continuing Directors on the Board of Directors of the Company at the time of such approval or such director receives the vote of Investor and its Affiliates in his or her election by the stockholders of the Company.
          “Conversion Price” means $1,000 divided by the Conversion Rate.
          “Conversion Rate” means the number of shares of Common Stock issuable in respect of $1,000 principal amount of Securities, subject to adjustments as set forth herein. The initial Conversion Rate shall be (i) 100 shares of Common Stock per $1,000 principal amount of Series A Notes and (ii) 92.1901 shares of Common Stock per $1,000 principal amount of Series B Notes.
          “Credit Facilities” means the Exit Credit Facility, the ABL Facility and the Third Lien Term Loans.
          “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          “Debt” means, with respect to any Person on any date of determination (without duplication):
(1)	the principal of and premium, if any, in respect of indebtedness of such Person for borrowed money;

(2)	the principal of and premium, if any, in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(4)	the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

(5)	Capitalized Lease Obligations and all Attributable Debt of such Person; and

(6)	the principal component of Debt of other Persons to the extent Guaranteed by such Person or secured by a lien on the property of such Person.
The amount of Debt of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.
          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
          “Definitive Securities” mean certificated Securities.
          “Drag-Along Sale” has the meaning set forth in the Stockholders’ Agreement.
          “Dividend Record Date” means the close of business on a date determined by the Board of Directors to be the record date for determining the stockholders of the Company entitled to receive a dividend or other distribution on the Common Stock.
          “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Exit Credit Facility” means the credit facility made available to the Company pursuant to that certain Credit and Guaranty Agreement dated as of [•], among the Company, Interstate Brands Corporation, certain Subsidiaries of the Company, the lenders from time to time party thereto and Silver Point Finance, LLC as administrative agent and collateral agent, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Exit Credit Facility or any other credit or other agreement or indenture).
          “Event of Default” has the meaning set forth in Section 6.1.
          “Fair Market Value” means the fair market value as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive evidence of such Fair Market Value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee.
          “Fiscal Year” means the fiscal year of the Company that is the 52- or 53-week period ending on the Saturday closest to May 31 of each year.
          [“Fourth Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien and (ii) such Lien is the most senior Lien on such Collateral other than Permitted Liens permitted under clause (12) of the definition of Permitted Liens.]
          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession as in effect from time to time.
          “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)	entered into for purposes of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
          “Holder” or “Securityholder” means the Person in whose name a Security is registered in the Securities Register.
          “Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.
          “Initial Public Offering” has the meaning set forth in the Stockholders’ Agreement.
          “Initial Securities” means (i) the $85,800,000 aggregate principal amount of Series A Notes issued on the Issue Date and (ii) the $85,800,000 aggregate principal amount of Series B Notes issued on the Issue Date.
          “Indenture” means this Indenture, as amended or supplemented from time to time, including the provisions of the TIA that are deemed to be a part hereof.
          “Issue Date” means [Issue Date], 200[•].

          “Intercreditor Agreement” means the Intercreditor Agreement dated as of [•], among [•], as amended, restated, modified or supplemented in whole or in part from time to time.
          “Investor” means IBC Investors I, LLC.
          “Lien” means (i) any lien, mortgage, deed of trust, easement, restrictive covenant, encroachment or other survey defect, right of first refusal, pledge, assignment by way of security, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (ii) any purchase option, call or similar right of a third party with respect to any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to purchase or acquire any of the foregoing.
          “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
          “Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Debt or in respect thereto, including, in the case of the Subsidiary Guarantees, the Guaranteed Obligations.
          “Officer” means the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. The term Officer of any Subsidiary Guarantor has a correlative meaning.
          “Officers’ Certificate” means a certificate signed by two Officers or attorneys-in-fact or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company or the Subsidiary Guarantors, as applicable, and delivered to the Trustee.
          “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
          “Permitted Holder” means any of Investor, IBC Investors II, LLC, [NAMES OF OTHER ORIGINAL STOCKHOLDERS].

          “Permitted Liens” means:
      (1) Liens in favor of the Collateral Trustee for the benefit of the secured parties under the Collateral Documents;
      (2) Liens for taxes which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted so long as reserves, if any, to the extent required by GAAP shall have been made for any such contested amounts, or for taxes not yet due and payable;
      (3) statutory Liens of landlords, banks (and rights of set off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, suppliers, construction contractors and other like Liens, in each case incurred in the ordinary course of business (i) for amounts not overdue for a period of more than 30 days or (ii) that are being contested in good faith by appropriate proceedings, so long as reserves, if any, to the extent required by GAAP shall have been made for any such contested amounts;
      (4) Liens, pledges and deposits in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other types of social security, (ii) to secure the performance of tenders, statutory bonds or obligations, surety, stay, custom and appeal bonds, bids, leases (other than any Capitalized Lease Obligations), government contracts, trade contracts, performance and return of money bonds and other similar obligations, including to secure health, safety and environmental obligations (exclusive of obligations for the payment of Debt) or (iii) securing liability for premiums or reimbursement or indemnification obligations of insurance carriers providing insurance to the Company or any of its Subsidiaries (including to secure obligations in respect of letters of credit, bank guarantees or similar instruments for the benefit of any of the foregoing), in each case, so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;
      (5) recorded or unrecorded easements, rights of way, trackage rights, restrictions, covenants, conditions, special assessments, encroachments, protrusions or other survey defects or matters that would be shown by a current, accurate survey or physical inspection, declarations or agreements with respect to the use of real property, servicing agreements, development agreements, site plan agreements, options or rights of offer or refusal and similar encumbrances and other minor defects or irregularities in title that do not materially interfere with the ability of the Company or any of its Subsidiaries to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes;
      (6) any interest or title of a lessor or sublessor under any lease entered into by the Company or any of its Subsidiaries in the ordinary course of business;

      (7) purported Liens evidenced by the filing of precautionary Uniform Commercial Code (or any similar or equivalent legislation) financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;
      (8) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
      (9) any zoning, building or other similar law or restriction or right reserved to or vested in any governmental authority to control or regulate the use of any real property, in each case which does not, individually or in the aggregate, interfere with or adversely affect in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;
      (10) licenses and sublicenses, leases and subleases of patents, trademarks and other intellectual property rights, granted by the Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Company or such Subsidiary;
      (11) Liens securing Capitalized Lease Obligations; provided, that any such Lien shall encumber only the asset acquired with the proceeds of such Debt;
      (12) Liens to secure Prior Lien Obligations in the amounts specified in and subject to the terms and conditions set forth in the Intercreditor Agreement;
      (13) Liens securing outstanding letters of credit, as such letters of credit may be renewed, extended, increased or replaced, and any other letter of credit obtained in the ordinary course of business;
      (14) (i) performance guaranties in the ordinary course of business and consistent with past practice of the obligations of suppliers, customers, franchisees and licensees of the Company and its Subsidiaries and (ii) Debt Incurred by the Company or any of its Subsidiaries in respect of bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the incurrence thereof;
      (15) guaranties by the Company or any of its Subsidiaries of Debt of any other Subsidiary or the Company to the extent such Debt and such guarantee is permitted under the Collateral Documents;

      (16) Liens securing judgments, decrees, attachments or awards for the payment of money not constituting an Event of Default under Section 6.1, so long as such Liens are adequately bonded;
      (17) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection or (ii) attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business or (iii) encumbering reasonable customary initial deposits and margin deposits to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
      (18) Liens on property or Capital Stock of any foreign Subsidiary not constituting Collateral (other than Capital Stock of a foreign Subsidiary that is owned by a domestic Subsidiary), which Liens secure Debt of such foreign Subsidiary permitted under the Collateral Documents;
      (19) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case after the date hereof (other than Liens on the Capital Stock of any Person that becomes a Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than improvements and after-acquired property of such Person subjected to a Lien securing the Debt incurred prior to such time and which the Debt is permitted hereunder that requires, pursuant to its terms at such time, a pledge of after-acquired property of a class that is subject to such Lien, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the Debt secured thereby is permitted under the Collateral Documents;
      (20) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business permitted by this Indenture;
      (21) Liens that are contractual rights of set-off or, in the case of clause (i) or (ii) below, other bankers’ Liens (i) relating to (A) Debt in respect of netting services, overdraft protections and similar arrangements and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds incurred in the ordinary course of business or (B) the establishment of depository relations with banks not given in connection with the issuance of Debt, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Subsidiaries in the ordinary course of business;

      (22) Liens solely on any cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder or under the Collateral Documents;
      (23) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the Company or any of its Subsidiaries; and
      (24) other Liens securing obligations, excluding Debt, outstanding in an aggregate principal amount not to exceed $1,000,000 at any time.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.
          “PIK Payment” means an interest payment with respect to the Securities (including any outstanding PIK Securities) made by increasing the outstanding principal amount of the Securities or issuing additional PIK Securities.
          “PIK Securities” means additional Securities issued under this Indenture on the same terms and conditions as the Initial Securities in connection with a PIK Payment.
          “Plan of Reorganization” means the Joint Plan of Reorganization of Interstate Bakeries Corporation and its Affiliated Debtors and Debtors-in-Possession dated October 31, 2008, as such plan may be amended from time to time.
          “Preferred Stock”, as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.
          “Prior Lien Obligations” means all Obligations in respect of the Credit Facilities (including interest rate and currency hedging obligations in connection therewith) and [•].
          “Qualifying IPO” means the issuance by the Company of its common Capital Stock in an underwritten primary public offering for cash (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act (whether alone or in connection with a secondary public offering).
          “Record Date” for the interest on the Securities, means the [•] (whether or not a Business Day) next preceding an interest payment date on [•] and the [•] (whether or not a Business Day) next preceding an interest payment date on [•].

          “Redemption Date” means, with respect to any redemption of Securities, the date of redemption with respect thereto.
          “Redemption Price” means (a) prior to the first anniversary of the Issue Date, 102.5% of the principal amount of the Securities and (b) on and after the first anniversary of the Issue Date, 101% of the principal amount of the Securities.
          “Repayment Price” means 100% of the principal amount of the Securities to be purchased by the Company at the option of the Holder in accordance with Article XI.
          “S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.
          “Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or its Subsidiaries of any property or assets (other than any such arrangement involving (i) a lease for a term, including renewal rights, of not more than 36 months, (ii) a lease of property within 18 months from the acquisition or, in the case of the construction, alteration or improvement of property, the later of the completion of the construction, alteration or improvement of such property or the commencement of commercial operation of the property, or (iii) leases between or among the Company and a Subsidiary or Subsidiaries), which property or asset has been or is to be sold or transferred by the Company or a Subsidiary to such Person.
          “SEC” means the U.S. Securities and Exchange Commission or any successor commission or agency.
          “Securities” means the Series A Notes and the Series B Notes issued in accordance with this Indenture.
          “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Securities Register” means the register of Securities, maintained by the Registrar, pursuant to Section 2.4.
          “Security Obligations” means (a) the due and punctual payment of all Obligations of the Company under this Indenture, the Securities and each of the Collateral Documents, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Company under or pursuant to this Indenture, the Securities and each of the Collateral Documents and (c) the due and punctual payment and performance of all the obligations of each Subsidiary Guarantor under or pursuant to this Indenture, the Subsidiary Guarantees and each of the Collateral Documents.

          “Series A Notes” means the Company’s 5% Secured Convertible PIK-Election Notes issued pursuant to this Indenture and having an initial Conversion Rate of 100 shares of Common Stock per $1,000 principal amount. Except for the Conversion Rate, the terms of the Series A Notes and the Series B Notes are identical in all respects.
          “Series B Notes” means the Company’s 5% Secured Convertible PIK-Election Notes issued pursuant to this Indenture and having an initial Conversion Rate of 92.1901 shares of Common Stock per $1,000 principal amount. Except for the Conversion Rate, the terms of the Series B Notes and the Series A Notes are identical in all respects.
          “Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
          “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
          “Stockholders’ Agreement” means the stockholders agreement, dated as of [•], by and among the Company, Investor, IBC Investors II, LLC, [NAMES OF OTHER ORIGINAL STOCKHOLDERS] and other stockholders of the Company party thereto from time to time, as amended, restated, modified or supplemented in whole or in part from time to time.
          “Subsidiary” of the Company means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by the Company and one or more Subsidiaries of the Company or by one or more Subsidiaries of the Company or (ii) any other Person (other than a corporation) in which the Company, one or more Subsidiaries of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination thereof, has greater than a 50% ownership interest.
          “Subsidiary Guarantee” means, individually, any Guarantee of payment of the Securities by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture hereto (including pursuant to Section 3.5), and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.
          “Subsidiary Guarantor” means Interstate Brands Corporation, each Subsidiary of the Company (other than a Subsidiary that does not guarantee obligations under any of the Credit Facilities) in existence on the Issue Date and any other Subsidiary that is required to Guarantee the Securities under the terms of this Indenture.

          “Third Lien Term Loans” means [•], as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Third Lien Term Loans or any other credit or other agreement or indenture).
          “TIA” or “Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as in effect on the date of this Indenture; provided, however, that, in the event the TIA is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.
          “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
          “Trust Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
          “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.
               SECTION 1.2. Other Definitions.

	Defined in
Term	Section
“Additional Interest Payment”	3.2
“Additional Liquidation Payment”	3.3
“Adjustment Event”	12.2	(g)
“Applicable Consideration”	12.3
“Authenticating Agent”	2.2
“Cash Interest”	3.1
“Certificate of Destruction”	2.12
“Change of Control Purchase Date”	11.1
“Change of Control Purchase Notice”	11.1	(b)
“Company Notice”	11.2	(a)
“Company Notice Date”	11.2	(a)
“Company Order”	2.2
“Conversion Agent”	2.4
“Conversion Date”	12.1	(b)

Defined in
Term	Section
“cross acceleration provision”	6.1
“Determination Date”	12.2 (g)
“Guaranteed Obligations”	10.1
“judgment default provision”	6.1
“Legal Holiday”	14.8
“Paying Agent”	2.4
“Payment Default”	6.1
“PIK Interest”	3.1
“Registrar”	2.4
“Reporting Additional Interest”	6.12
“Unpaid Additional Interest Payment”	3.2
               SECTION 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:
“Commission” means the SEC.

“indenture securities” mean the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.
All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
               SECTION 1.4. Rules of Construction. Unless the context otherwise requires:
(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular; and
          (6) all references to the “Securities” shall refer, collectively, to the Series A Notes and the Series B Notes.
ARTICLE II
THE SECURITIES
          SECTION 2.1. Title and Terms. The Securities shall be known and designated as the “5% Secured Convertible PIK-Election Notes due 201[•]” of the Company. The Securities may by issued in two series, the Series A Notes and the Series B Notes, which shall rank equally and pari passu with each other and be identical in all respects except for the applicable Conversion Rate. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $85,800,000 aggregate principal amount of Series A Notes and $85,800,000 aggregate principal amount of Series B Notes, except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Securities pursuant to this Article II, Section 5.7, 9.5, 11.2(c) or 12.1 and except for increases in the aggregate principal amount of Securities or issuances of PIK Securities in connection with PIK Payments.
          SECTION 2.2. Form of Securities. Each series of Securities is issuable in fully registered form without coupons in substantially the forms of Exhibit A (in the case of Series A Notes) and Exhibit B (in the case of Series B Notes) hereto. The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities. The Securities are not issuable in bearer form. The terms and provisions contained in the applicable form of Security shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby; provided, however, that to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. Each Series of Securities may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which such series of Securities may be listed or designated for issuance, or to conform to usage.
          SECTION 2.3. Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication.
          On the Issue Date, the Trustee shall, upon receipt of a written order of the Company signed by an Officer (a “Company Order”), authenticate and deliver the Initial Securities. In addition, at any time, and from time to time, the Trustee shall, upon receipt of a Company Order, authenticate and deliver any PIK Securities (or increases in the principal amount of any Securities) as a result of a PIK Payment, for an aggregate principal amount specified in such Company Order for such PIK Securities (or increases in the principal amount of any Securities). Such Company Order shall specify the amount of the Securities to be authenticated and the applicable series.
          On any interest payment date on which the Company pays PIK Interest by issuing definitive PIK Securities, the principal amount of any such PIK Securities issued to any Holder, for the relevant interest period as of the relevant Record Date for such interest payment date, shall be rounded up to the nearest $1.00.
          Notwithstanding anything to the contrary contained in this Indenture, subject to Section 2.10, all Securities issued under this Indenture shall vote and consent together on all matters as one class and no series of Securities will have the right to vote or consent as a separate class on any matter, except for votes or consents relating to amendments or waivers with respect to the applicable Conversion Rate of a series of Securities.
          The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities. Initially, the Trustee will act as Authenticating Agent. Any such instrument shall be evidenced by an instrument signed by a Trust Officer of the Trustee, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
          In case the Company, pursuant to Article IV, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, each series of Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities of the same series executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.3 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities of the applicable series authenticated and delivered in such new name.
          SECTION 2.4. Registrar and Paying Agent. The Company shall maintain an office or agency (i) where Securities may be presented for registration of transfer or for exchange (the “Registrar”), (ii) where Securities may be presented for payment (the “Paying Agent”), (iii) where Securities may be presented for conversion (the “Conversion Agent”) and (iv) where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register for each series of the Securities and of their transfer, conversion and exchange (the “Securities Register”). The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.
          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Conversion Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its domestically organized, wholly owned Subsidiaries may act as Conversion Agent, Paying Agent, Registrar, co-registrar or transfer agent. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.
          The Company initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent for the Securities. The Company may remove any Registrar, Paying Agent or Conversion Agent upon written notice to such Registrar, Paying Agent or Conversion Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar, Paying Agent or Conversion Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar, Paying Agent or Conversion Agent until the appointment of a successor in accordance with clause (i) above. The Registrar, Paying Agent or Conversion Agent may resign at any time upon written notice to the Company and the Trustee.

          SECTION 2.5. Paying Agent To Hold Money in Trust. By no later than 10:00 a.m., New York City time, on the date on which any principal, premium, if any, interest or Additional Interest Payment on any Security is due and payable in cash, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such amount when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, interest or Additional Interest Payments on the Securities and shall notify the Trustee in writing of any default by the Company or any Subsidiary Guarantor in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.5, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.
          SECTION 2.6. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each series and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company, on its own behalf and on behalf of each of the Subsidiary Guarantors, shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders and the Company shall otherwise comply with TIA § 312(a).
          SECTION 2.7. General Provisions on Transfer and Exchange. When Securities of a series are presented to the Registrar with a request to register the transfer or to exchange them for an equal aggregate principal amount of Securities of other authorized denominations of the same series, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Securities are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). Subject to Section 2.3, to permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities of each series at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.9, 2.11, 5.7, 9.5 and 11.1 hereof).

          Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Securities:
     (1) for a period of 15 days prior to the mailing of a notice of redemption of Securities selected for redemption under Article V;
     (2) so selected for redemption or, if a portion of any Security is selected for redemption, the portion thereof selected for redemption; or
     (3) surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.
          Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture or applicable United States federal or state securities law.
          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities upon receipt of a Company Order in accordance with Section 2.3 hereof or at the Registrar’s request.
          All Definitive Securities issued upon any registration of transfer or exchange of Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Securities surrendered upon such registration of transfer or exchange.
          SECTION 2.8. Restrictions on Transfer of Securities by Holder. Prior to the termination of the Stockholders’ Agreement in accordance with the terms thereof, a Holder may transfer a Security only:
     (1) with the prior written consent of Investor in its sole discretion;
     (2) to an Affiliate of the Holder with the prior written consent of Investor (such consent not to be unreasonably withheld); or
     (3) to a Permitted Holder;
          provided, however, that in the case of a transfer pursuant to clauses (2) or (3), (i) the Company has received prior written notice of the terms of such transfer and (ii) the transferor and transferee to such transfer have provided the Company with absolute written assurance that the terms of such transfer would remain strictly confidential among such transferor, transferee and the Company (subject only to disclosure required by applicable law). In order to register a transfer of a Security, a Holder must submit a written application to the Registrar stating that the proposed transfer is in accordance with this Section 2.8 and the terms of this Indenture. No transfer shall be effected until, and a transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Securities Register.
          SECTION 2.9. Mutilated, Destroyed, Lost or Stolen Securities. If a mutilated Security of a series is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of the same series if the requirements of Section 8-405 of the New York Uniform Commercial Code are met, such that the Securityholder (i) satisfies the Company or the Trustee within a reasonable time after such Securityholder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (ii) makes such request to the Company or Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the New York Uniform Commercial Code and (iii) satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Company, any Subsidiary Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like series, tenor and principal amount, bearing a number not contemporaneously outstanding.
          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
          Upon the issuance of any new Security under this Section 2.9, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.
          Every new Security issued pursuant to this Section 2.9 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, each Subsidiary Guarantor and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section 2.9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
          SECTION 2.10. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding. A Security does not cease to be outstanding in the event the Company or a Subsidiary of the Company holds the Security; provided, however, that (i) for purposes of determining which are outstanding for consent or voting purposes hereunder, the provisions of Section 14.6 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite aggregate principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities which a Trust Officer of the Trustee actually knows to be held by the Company shall not be considered outstanding.
          If a Security is replaced or paid pursuant to Section 2.9, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.
          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
          SECTION 2.11. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities of each series. Such temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities of the applicable series. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.

          SECTION 2.12. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and dispose of such Securities in accordance with its internal policies and customary procedures including delivery of a certificate (a “Certificate of Destruction”) describing such Securities disposed (subject to the record retention requirements of the Exchange Act) or deliver cancelled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.
          SECTION 2.13. Payment of Interest; Defaulted Interest; Payment of Additional Interest Payments.
          (a) Interest on a Security shall accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid from and including [Issue Date], 200[•] or, in the case of PIK Securities, the date of original issuance, until the principal thereof is paid or made available for payment. Interest shall be payable semi-annually in arrears on [•] and [•] of each year, commencing [•], 200[•].
          (b) If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 3.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted Cash Interest proposed to be paid on each Security and the date of the proposed payment and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.13. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Company of such special record date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Securities Register that states the special record date, the related payment date and the amount of such interest to be paid.
          Subject to the foregoing provisions of this Section 2.13 and for greater certainty, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          (c) If the Company is required to make any Additional Interest Payment, such Additional Interest Payment shall be payable at the same time as the applicable dividend or other distribution on Common Stock to Holders of record on the corresponding Dividend Record Date.
ARTICLE III
COVENANTS
          SECTION 3.1. Payment of Securities. The Company shall promptly make all payments of principal of, premium, if any, interest and Additional Interest Payments on the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal, premium, Cash Interest and Additional Interest Payments shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of 10:00 a.m., New York City time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, interest and any Additional Interest Payments then due. PIK Payments shall be considered paid on the date due if the Trustee is directed on or prior to such date to issue PIK Securities or increase the principal amount of the applicable Securities, in each case in an amount equal to the amount of the applicable interest payable.
          The Company may, at its option, elect to pay interest on the Securities (i) entirely in cash (“Cash Interest”) or (ii) entirely in the form of a PIK Payment (“PIK Interest”). To elect the form of interest payment with respect to each interest period, the Company shall give the Trustee notice of such election not less than [•] days prior to the interest payment date for such interest period. The Trustee shall promptly deliver a corresponding notice to the Holders. In the absence of such an election for any interest period, interest on the Securities will be payable entirely in the form of PIK Interest on the related interest payment date.
          Following an increase in the principal amount of the outstanding Securities as a result of a PIK Payment, the Securities shall accrue interest on such increased principal amount from and after the relevant interest payment date of such PIK Payment.
          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Securities plus 2% per annum to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
          Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, interest or other payments hereunder. If the Company pays withholding taxes on behalf of a Holder as a result of an adjustment to the Conversion Rate, the Company may, at its option, set off such payment against payments of cash and shares of Common Stock on the Securities.
          SECTION 3.2. Additional Interest Payments. If the Company pays any dividend or other distribution of cash, securities, rights, evidences of indebtedness or other assets or property to all or substantially all holders of its Common Stock at any time when any Securities are outstanding hereunder, the Company shall pay additional interest in an amount and type (whether cash, securities, rights, evidences of indebtedness or other assets or property) equal to the amount and type that would be paid on the shares of Common Stock into which such Securities could be converted on the applicable Dividend Record Date for such dividend or other distribution on the Common Stock, assuming such converted shares of Common Stock were outstanding on the applicable Dividend Record Date (an “Additional Interest Payment”, and any such Additional Interest Payment for which a Holder is the holder of record of the Securities on the relevant Dividend Record Date and which remains unpaid on any subsequent date, an “Unpaid Additional Interest Payment” with respect to such Holder); provided, however, that notwithstanding the foregoing, Holders shall not be entitled to receive any additional interest payment for which an adjustment to the Conversion Rate is made pursuant to Section 12.2, and such additional interest payments that are not payable to Holders as a result of this proviso shall not be deemed Additional Interest Payments. Promptly after the Company declares or schedules a dividend or other distribution that would obligate it to make any Additional Interest Payment under this Section 3.2, the Company shall give written notice thereof to all Holders setting forth the amount and nature of such dividend or distribution and the calculation of the amount of the Additional Interest Payment. Additional Interest Payments shall be paid at the same time as such dividend or other distribution on the Common Stock is paid to the holders of Common Stock; provided, however, that no such dividend or distribution on the Common Stock shall be paid unless and until the Additional Interest Payments are paid (or are concurrently being paid) pursuant to this Section 3.2.
          SECTION 3.3. Additional Liquidation Payments. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, at any time when any Securities are outstanding hereunder, each Holder shall be entitled to receive (in addition to any recovery of principal, premium, accrued and unpaid interest and Unpaid Additional Interest Payments with respect to the Securities) payments equal to any distributions of the same type, whether in cash, securities, rights, evidences of indebtedness or other asset or property, as to holders of the Common Stock out of assets legally available for distribution to stockholders as would be made on the shares of Common Stock into which the Securities could be converted assuming such converted shares of Common Stock were outstanding on the record date for such distributions (the “Additional Liquidation Payments”). Promptly after the Company schedules a distribution that would obligate it to make any Additional Liquidation Payment under this Section 3.3, the Company shall give written notice thereof to all Holders setting forth the amount and nature of such distribution and the calculation of the amount of the Additional Liquidation Payment.

          SECTION 3.4. Reports. (a) The Company shall comply with the provisions of TIA Section 314(a) (it being understood that no rules or regulations have been promulgated by the SEC under TIA Section 314(a), and therefore, until any such regulations have been so promulgated, no supplementary or periodic information, documents or reports shall be required to be filed under such Section).
          (b) Delivery of reports, information and documents (if any) to the Trustee pursuant to this Section 3.4 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
          SECTION 3.5. Future Subsidiary Guarantors; Release of Guarantees. After the Issue Date, the Company will cause (i) each domestic Subsidiary that guarantees or otherwise incurs obligations under any Credit Facility to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C hereto providing for a Subsidiary Guarantee of such Subsidiary pursuant to this Indenture and (ii) the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (A) the supplemental indenture has been duly executed and authorized and (B) the supplemental indenture constitutes a valid, binding and enforceable obligation of such Subsidiary; provided that such Subsidiary Guarantee shall be released upon the release of such Subsidiary from all liability under the Credit Facilities, other than by reason of the payment in full of the Obligations under such Credit Facilities; provided, further, that any release of a Subsidiary Guarantee under the preceding proviso will not impair the rights of the Holders to receive future Subsidiary Guarantees of the Securities in accordance with this Section 3.5 in the event such Subsidiary guarantees or otherwise Incurs obligations under any Credit Facility.
          In addition, the Company shall cause such Subsidiary to become a party to the Collateral Documents and the Intercreditor Agreement and take such actions necessary or advisable (to the extent permitted by applicable law, rule or regulation) to grant to the Collateral Trustee, for the benefit of itself and the Holders of the Securities, a perfected security interest in any Collateral held by such Subsidiary in accordance with the terms of this Indenture, the Collateral Documents and the Intercreditor Agreement.
          SECTION 3.6. Preemptive Rights. If the Company makes an offer to issue shares of New Stock (as defined in the Stockholders’ Agreement) to holders of its Common Stock pursuant to Section 6 of the Stockholders’ Agreement, the Company shall offer to each Holder its pro rata share of the New Stock to be issued (based on its pro rata ownership assuming the shares of Common Stock into which the Securities could be converted were outstanding prior to the issuance of such New Stock), which offer shall be made by written notice from the Company to the Holders. Within 10 Business Days after its receipt of such notice, each Holder shall notify the Company of the number of shares of New Stock the Holder requests to purchase, subject to a maximum of such Holder’s pro rata share of such New Stock as described in the immediately preceding sentence (it being understood and agreed that the Company may (but is not obligated to) make provision for Holders (on a pro rata basis) to request to purchase more than their respective pro rata shares of such New Stock, to the extent other Holders and holders of its Common Stock decline to purchase such New Stock). Any request by a Holder pursuant to the immediately preceding sentence shall be a final and binding commitment by such Holder to purchase the shares of New Stock so requested.
          SECTION 3.7. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each Fiscal Year of the Company an Officers’ Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and the action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4).
          SECTION 3.8. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
          SECTION 3.9. Further Information for IRS Filings. The Company shall provide to the Trustee on a timely basis such information in its possession as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders of the Securities.
ARTICLE IV
SUCCESSOR COMPANY
          SECTION 4.1. Consolidation, Merger and Sale of Assets. The Company shall not consolidate with or merge with or into any other Person, or convey, transfer, sell, lease or otherwise dispose of all or substantially all its properties and assets to, any other Person, unless:
     (1) either (i) the Company shall be the continuing Person or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company (A) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (B) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities, this Indenture and the Collateral Documents;
     (2) immediately after giving effect to such transaction, no Default or

Event of Default shall have occurred and be continuing; and
     (3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article IV and that all conditions precedent herein provided for relating to such transaction have been satisfied.
          The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. The Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.
ARTICLE V
REDEMPTION OF SECURITIES
          SECTION 5.1. Optional Redemption. The Company may, at its option, redeem the Securities in whole at any time or in part from time to time at a purchase price equal to the Redemption Price, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date) and any Unpaid Additional Interest Payment (subject to the right of Holders of record on the relevant Dividend Record Date to receive Additional Interest Payments on the relevant Additional Interest Payment date), in accordance with the procedures set forth in this Indenture. Any redemption pursuant to this Section 5.1 shall be subject to the terms and conditions specified in paragraph 6 of the forms of Securities set forth in Exhibit A (in the case of Series A Notes) and Exhibit B (in the case of Series B Notes) hereto, which are hereby incorporated by reference and made a part of this Indenture.
          SECTION 5.2. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities pursuant to Section 5.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company pursuant to Section 5.1, the Company shall, no later than ten Business Days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and, if less than all Securities, shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 5.3. Any such notice may be conditioned on the occurrence of other events including, without limitation, refinancing transactions and, if such condition is not met, such notice shall thereby be void and of no effect.

          SECTION 5.3. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities are to be redeemed at any time pursuant to a redemption, the particular Securities to be redeemed shall be selected not more than ten Business Days prior to the Redemption Date by the Trustee, from the outstanding Securities not previously called for redemption on a pro rata basis among the series of Securities or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Securities.
          The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.
          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.
          If any Securities selected for partial redemption are thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Securities so selected, the converted portion of such Securities shall be deemed (so far as may be), solely for purposes of determining the aggregate principal amount of Securities to be redeemed by the Company, to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 5.3 shall affect the right of any Holder to convert any Securities pursuant to Article XII before the termination of the conversion right with respect thereto.
          SECTION 5.4. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 14.1 no later than seven Business Days prior to the Redemption Date to each Holder of Securities to be redeemed. At the Company’s expense, the Trustee shall give notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee, at least [seven Business Days] prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice at the Company’s expense and setting forth the information to be stated in such notice as provided in the following items. All notices of redemption shall identify the Securities to be redeemed and state:
     (1) the Redemption Date;
     (2) the Redemption Price, the amount of accrued and unpaid interest, if any, to the Redemption Date, and the amount of any Unpaid Additional Interest Payments payable as provided in Section 5.6;
     (3) the then current Conversion Rate for each series of Securities, a statement that the Securities called for redemption may be converted at any time before the close of business on the third Business Day prior to the Redemption

Date, and that Holders who wish to convert Securities must comply with the procedures in paragraph 8 of the Securities;
     (4) if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of each series of Securities to be outstanding after such partial redemption;
     (5) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of the same series in authorized denominations for the principal amount thereof remaining unredeemed;
     (6) that on the Redemption Date the Redemption Price, accrued and unpaid interest, if any, to the Redemption Date and any Unpaid Additional Interest Payments payable as provided in Section 5.6, will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Securities called for redemption (or the portion thereof) will cease to accrue on and after said date;
     (7) the place or places where such Securities are to be surrendered for payment of the Redemption Price, accrued and unpaid interest, if any, and any Unpaid Additional Interest Payments;
     (8) the name and address of the Paying Agent and the Conversion Agent;
     (9) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, accrued and unpaid interest, if any, and any Unpaid Additional Interest Payments; and
     (10) the paragraph of the Securities of each series pursuant to which the Securities are to be redeemed.
          SECTION 5.5. Deposit of Payment. Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.5) an amount of money sufficient to pay the Redemption Price of, and accrued and unpaid interest and any Unpaid Additional Interest Payments on, all the Securities which are to be redeemed on that date other than Securities or portions of Securities called for redemption that are beneficially owned by the Company and have been delivered by the Company to the Trustee for cancellation.
          SECTION 5.6. Securities Payable on Redemption Date. Notice of redemption having been given pursuant to Section 5.4, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price, together with accrued and unpaid interest, if any, to but excluding the Redemption Date, and any Unpaid Additional Interest Payments, and from and after such date (unless the Company shall default in the payment of the Redemption Price, accrued and unpaid interest and Unpaid Additional Interest Payments) such Securities shall cease to bear interest or be entitled to receive Additional Interest Payments. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date) and any Unpaid Additional Interest Payments (subject to the right of Holders of record on the relevant Dividend Record Date to receive Additional Interest Payments on the relevant Additional Interest Payment date). If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities and the Holder shall, until paid, be entitled to receive Additional Interest Payments.
          SECTION 5.7. Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article V) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 2.4 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security at the expense of the Company, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Security so surrendered.
ARTICLE VI
DEFAULTS AND REMEDIES
          SECTION 6.1. Events of Default. Each of the following is an “Event of Default”:
     (1) default in any payment of interest on any Security or any Additional Interest Payment, in each case when the same becomes due and payable, and such default continues for a period of 30 days;
     (2) default in the payment of the principal or premium of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon required repurchase, upon declaration or otherwise;
     (3) failure by the Company to comply with its obligation to convert the Securities into Common Stock or Applicable Consideration (and cash in respect of any fractional amounts), as the case may be, upon exercise of a Holder’s conversion right and such failure continues for a period of five calendar days;

     (4) failure by the Company to comply with any of its obligations under Article IV or any Subsidiary Guarantor to comply with any of its obligations under Section 10.2;
     (5) failure by the Company or any Subsidiary Guarantor to comply with any of its obligations under Section 3.5 or Article XI (other than any failure to purchase Securities as and when required, which shall be governed by clause (2) above) and such failure continues for a period of 30 days after the notice specified below;
     (6) the Company or any Subsidiary Guarantor defaults in the performance of or a breach by the Company or any Subsidiary of any other covenant or agreement in this Indenture or under the Securities (other than those referred to in clauses (1), (2), (3), (4) or (5) above) or any covenant or agreement in the Collateral Documents and such default continues for 60 days after the notice specified below;
     (7) (A) any of the Collateral Documents at any time for any reason is declared null and void, or shall cease to be effective in all material respects to give the Collateral Trustee the Liens with the priority purported to be created thereby, subject to no other Liens other than Permitted Liens (in each case, other than as expressly permitted by this Indenture and the applicable Collateral Documents or by reason of the termination of this Indenture or the applicable Collateral Document in accordance with its applicable terms) and such failure continues unremedied or unwaived for a period of 30 days after the notice specified below, (B) there occurs any enforcement action against the Collateral or (C) the Company or any Subsidiary Guarantor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable;
     (8) there is a default under any mortgage, agreement or other instrument under which there may be issued or by which there may be outstanding, or by which there may be secured or evidenced, any Debt of the Company or any of its Subsidiaries, whether such Debt now exists, or is created after the date of this Indenture, which default:
     (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Debt prior to the expiration of the grace period provided in such Debt (a “Payment Default”) or
     (ii) results in the acceleration of such Debt prior to its maturity (the “cross acceleration provision”), and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $[•] million or more or its foreign currency equivalent at the time and such acceleration shall not have been rescinded or annulled within 10 days after written notice of such acceleration has been received by the Company or such Subsidiary;
     (9) there has been entered in a court of competent jurisdiction a final judgment for the payment of $[•] million or more rendered against the Company or any Subsidiary, which judgment is not fully covered by insurance or not paid, discharged or stayed within 60 days after (A) the date on which the right to appeal thereof has expired if no such appeal has commenced or (B) the date on which all rights to appeal have been extinguished (the “judgment default provision”);
     (10) any Subsidiary Guarantee shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Subsidiary Guarantor denies that it has any further liability under its Subsidiary Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Subsidiary Guarantee in accordance with this Indenture;
     (11) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any of its Subsidiaries that is a Significant Subsidiary in an involuntary case or proceeding under the Bankruptcy Law or any other applicable bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any of its Subsidiaries that is a Significant Subsidiary in an involuntary case or proceeding under the Bankruptcy Law or any other applicable bankruptcy, insolvency, reorganization or other similar law, as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Subsidiaries that is a Significant Subsidiary under the Bankruptcy Law or any other applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or
     (12) the commencement by the Company or any of its Subsidiaries that is a Significant Subsidiary of a voluntary case or proceeding under the Bankruptcy Law or any other applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any of its Subsidiaries that is a Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any of its Subsidiaries that is a Significant Subsidiary in an involuntary case or proceeding under the Bankruptcy Law or any other applicable bankruptcy, insolvency, reorganization or other similar law or to the conversion of an involuntary case to a voluntary case under any such law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company or any of its Subsidiaries that is a Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company or any of its Subsidiaries that is a Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any of its Subsidiaries that is a Significant Subsidiary in writing of its inability to pay its debts generally as they become due or the Board of Directors (or similar governing body) of the Company or any of its Subsidiaries that is a Significant Subsidiary (or a committee thereof) shall adopt a resolution or otherwise authorize any action to approve any of the actions referred to in this Section 6.1 (12).
          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
          Notwithstanding the foregoing, a Default under clause (5), (6) or (7)(A) of this Section 6.1 will not constitute an Event of Default until the Trustee or the Holders of 25% or more in aggregate principal amount of the outstanding Securities notify the Company of the Default in writing and the Company does not cure such Default within the time specified in clause (5), (6) or (7)(A) of this Section 6.1 after receipt of such notice.
          The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers’ Certificate setting forth the details of such Default or Event of Default, its status and the action which the Company proposes to take with respect thereto.
          SECTION 6.2. Acceleration. If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in outstanding aggregate principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the Securities to be due and payable whereupon the Repayment Price plus accrued and unpaid interest to, but not including, the date of repayment, and any Unpaid Additional Interest Payments, shall become due and payable. Upon such a declaration, such Repayment Price, accrued and unpaid interest and any Unpaid Additional Interest Payments shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clauses (11) or (12) of Section 6.1 hereof, the Repayment Price plus accrued and unpaid interest to, but not including, the repayment date, and any Unpaid Additional Interest Payments for all outstanding Securities shall be due and payable immediately without further action or notice.
          SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, and interest on the Securities and any Unpaid Additional Interest

Payment or to enforce the performance of any provision of the Securities or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
          SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may (i) waive, by their consent (including, without limitation consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing Default or Event of Default and its consequences except (A) a Default or Event of Default in the payment of the principal, premium, interest or Additional Interest Payment on a Security or (B) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected and (ii) rescind any such acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal, premium, interest or Additional Interest Payment on the Securities that have become due solely by such declaration of acceleration, have been cured or waived. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.
          SECTION 6.5. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture or, subject to Sections 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
          SECTION 6.6. Limitation on Suits. Subject to Section 6.7, a Securityholder may not pursue any remedy with respect to this Indenture or the Securities, except in the case of a Default due to the non-payment of the principal amount of the Securities, premium, any accrued and unpaid interest, any Unpaid Additional Interest Payment or any other accrued and unpaid amount with respect to the Securities or a failure by the Company to perform its conversion obligations, unless:
     (1) such Holder has previously given to the Trustee written notice stating that a Default or Event of Default is continuing;

     (2) Holders of at least 25% in aggregate principal amount of the Securities then outstanding have made a written request to the Trustee to pursue the remedy;
     (3) such Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;
     (4) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and
     (5) the Holders of a majority in aggregate principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request during such 60-day period.
          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.
          SECTION 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal, premium, interest, or any Additional Interest Payment on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to receive cash and shares of Common Stock upon conversion or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
          SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in clauses (1) or (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.
          SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter, and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

          SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:
     FIRST: to the Trustee for amounts due under Section 7.7;
     SECOND: to Securityholders for amounts due and unpaid on the Securities for principal, premium, interest and Unpaid Additional Interest Payments, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, interest and Additional Interest Payments, respectively; and
     THIRD: to the Company.
          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.
          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding aggregate principal amount of the Securities.
          SECTION 6.12. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount of the Securities, premium and any accrued and unpaid interest and any Unpaid Additional Interest Payments on Securities, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
          SECTION 6.13. Sole Remedy for Failure to Report. Notwithstanding any other provision of this Indenture, the sole remedy relating to the failure of the Company to comply with its agreements under Section 3.4(a) of this Indenture will for the 90 calendar days after the occurrence of such failure consist exclusively of the right to receive additional interest (“Reporting Additional Interest”) on the principal amount of the Securities at a rate equal to 0.5% per annum. This Reporting Additional Interest will be payable in the same manner and on the same interest payment dates and subject to the same terms as other interest payable under this Indenture. Reporting Additional Interest will accrue on all outstanding Securities from and including the date on which a failure to comply with Section 3.4(a) first occurs to but not including the 90th calendar day thereafter (or such earlier date on which such failure to comply with Section 3.4(a) shall have been cured or waived). On such 90th calendar day (or such earlier date on which such failure to comply with Section 3.4(a) shall have been cured or waived), such Reporting Additional Interest will cease to accrue and on such 90th calendar day the Securities will be subject to acceleration and other remedies as provided in this Article VI if the Event of Default is continuing. For the avoidance of doubt, the provisions of this Section 6.13 will not affect the rights of Holders of Securities in the event of the occurrence of any other Event of Default. For the further avoidance of doubt, the Reporting Additional Interest shall not begin accruing until the Company fails to comply with Section 3.4(a) for a period of 60 calendar days after written notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding.
ARTICLE VII
TRUSTEE
               SECTION 7.1. Duties of Trustee.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against loss, liability or expense.
          (b) Except during the continuance of an Event of Default:
          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates, opinions or orders which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
          (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;
          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer of the Trustee unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.
          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.
          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.
          (i) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
          (j) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

          SECTION 7.2. Rights of Trustee. Subject to Section 7.1:
          (a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance under covenants or other obligations of the Company.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.
          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the Trustee’s conduct constitutes willful misconduct or negligence.
          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
          (f) The Trustee shall not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) resulting from actions taken in good faith and which the Trustee believes to be authorized or within its rights or powers, unless the Trustee’s conduct constitutes willful misconduct or negligence.
          (g) Except for any Default or Event of Default occurring pursuant to Section 6.1(1) or Section 6.1(2), Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at its designated corporate trust office, and such notice references the Securities and this Indenture.
          (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

          (i) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
          (j) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action; it being understood that the Trustee shall use its reasonable best efforts which are consistent with accepted practices in the industry to resume performance as soon as practicable under the circumstances.
          SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11. In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.
          SECTION 7.4. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Company’s use of the proceeds from the Securities, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.
          SECTION 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer of the Trustee has actual knowledge thereof, the Trustee shall mail by first class mail to each Securityholder at the address set forth in the Securities Register notice of the Default or Event of Default within 30 days after it obtains such knowledge. Except in the case of a Default or Event of Default in payment of principal, premium, interest or Additional Interest Payment on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as its board of directors, a committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.
          SECTION 7.6. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this

Indenture, and in any event prior to November 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA § 313(a), if required by such TIA § 313(a). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports required by TIA § 313(c).
          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee in writing whenever the Securities become listed on any stock exchange and of any delisting thereof.
          SECTION 7.7. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Securityholders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability, damages, claims or expense (including reasonable attorneys’ fees and expenses) incurred by it without negligence or bad faith on its part in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Securityholder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company’s expense in the defense. The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee’s defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.
          To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal, premium, interest and Additional Interest Payments on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture. The Trustee’s right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Debt of the Company.

          The Company’s payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in clauses (1) and (2) of Section 6.1 with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.
          SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.8. The Holders of a majority in aggregate principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10;
     (2) the Trustee is adjudged bankrupt or insolvent;
     (3) a receiver or other public officer takes charge of the Trustee or its property; or
     (4) the Trustee otherwise becomes incapable of acting.
          If the Trustee resigns or is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.
          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount of the Securities may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in TIA § 310(b), any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.
          SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion.
          SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.
          SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
          SECTION 7.12. Trustee’s Application for Instruction from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE VIII
DISCHARGE OF INDENTURE
          SECTION 8.1. Discharge of Liability on Securities. When (1) the Company shall deliver to the Registrar for cancellation all Securities theretofore authenticated (other than any Securities which have been destroyed, mutilated, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore cancelled, or (2) all the Securities not theretofore cancelled or delivered to the Registrar for cancellation shall have either (a) been deposited for conversion and the Company shall deliver to the Holders shares of Common Stock sufficient to pay all amounts owing in respect of all Securities (other than any Securities which have been destroyed, mutilated, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore cancelled or delivered to the Registrar for cancellation or (b) become due and payable on the Stated Maturity, Change of Control Purchase Date or Redemption Date, as applicable, and the Company shall deposit with the Trustee cash sufficient to pay all amounts owing in respect of all Securities (other than any Securities which have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore cancelled or delivered to the Registrar for cancellation, including the principal amount, premium and interest accrued and unpaid to such Stated Maturity, Change of Control Purchase Date or Redemption Date, as the case may be, and any Unpaid Additional Interest Payments, if in either case (1) or (2) the Company shall also pay or cause to be paid all other sums payable hereunder and under the Collateral Documents and the Intercreditor Agreement by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities, (ii) rights hereunder of Holders to receive payments of the amounts then due, including interest, with respect to the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee; and (iii) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar under this Indenture with respect to the Securities), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 8.3 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. The Company hereby agrees to reimburse the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar and to compensate the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any services thereafter reasonably and properly rendered by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar in connection with this Indenture or the Securities.
          SECTION 8.2. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with this Indenture and the Securities to the Holders entitled thereto; provided, however, that if the Company makes any payment of principal, premium, interest or Additional Interest Payment on any Securities following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.
          SECTION 8.3. Officers’ Certificate and Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under Section 8.1, the Company shall furnish to the Trustee an Officers’ Certificate and an Opinion of Counsel meeting the requirements of Section 14.5.
ARTICLE IX
AMENDMENTS
          SECTION 9.1. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities or the Collateral Documents or the Intercreditor Agreement without notice to or consent of any Securityholder:
     (1) to cure any ambiguity, omission, defect or inconsistency;
     (2) to provide for the assumption of the Company’s or any Subsidiary Guarantor’s obligations to Holders of Securities and Subsidiary Guarantees in the case of a merger, consolidation or sale of all or substantially all of the Company’s or such Subsidiary Guarantor’s assets, as applicable;
     (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;
     (4) to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the legal rights of any such Holder under this Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement;
     (5) to release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee, the Securities or this Indenture in accordance with the applicable provisions of this Indenture or to add Guarantees with respect to the Securities;

     (6) to provide additional Collateral as security for the Securities;
     (7) to release the Liens in favor of the Holders in accordance with Section 13.3;
     (8) to add to the covenants of the Company or its Subsidiaries for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or its Subsidiaries;
     (9) to evidence and provide for the acceptance of an appointment of a successor trustee;
     (10) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA; or
     (11) to provide for the accession or succession of any parties to the Collateral Documents and/or to the Intercreditor Agreement (and other amendments that are administrative or ministerial in nature).
          After an amendment under this Section 9.1 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.
          [Notwithstanding Section 9.2, in accordance with Section [ ] of the Intercreditor Agreement, certain amendments, waivers and consents in respect of any of the [Senior Collateral Documents] (as defined in the Intercreditor Agreement) will apply automatically to any comparable provision of the Collateral Documents without the consent of the Trustee, the Collateral Trustee or any Securityholder.]
          SECTION 9.2. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities or the Collateral Documents or the Intercreditor Agreement without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) and compliance with the provisions of this Indenture and the Securities or, as they relate to the Securities, the Collateral Documents or the Intercreditor Agreement, may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Securityholder affected, an amendment or waiver may not:
     (1) reduce the amount of Securities whose Holders must consent to an amendment;
     (2) reduce the rate of or extend the stated time for payment of interest or any amounts payable under Section 6.13 on any Security or make any change that adversely affects the rights of Holders to Additional Interest Payments;
     (3) make any change that adversely affects the rights of Holders to the payment of Additional Liquidation Payments;
     (4) reduce the principal of or extend the Stated Maturity of any Security;
     (5) make any change that adversely affects the conversion rights of any Securities;
     (6) reduce the Redemption Price or Repayment Price, as applicable, payable upon the redemption, repayment or repurchase of any Security or amend or modify in any manner adverse to holders of the Securities the Company’s obligation to make such payments, whether through an amendment to or waiver of Article V, or this Article IX, or an amendment or waiver of a definition or otherwise;
     (7) make any Security payable in money other than that stated in the Security (it being understood that all references to cash in this Indenture and the Securities are to U.S. legal tender);
     (8) impair the right of any Holder to receive payment of principal, premium, interest and Additional Interest Payments on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; or
     (9) make any change to the amendment provisions which require each Holder’s consent or to the waiver provisions.
          It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under this Indenture by any Holder of the Securities given in connection with a tender or exchange of such Holder’s Securities will not be rendered invalid by such tender or exchange.
          After an amendment under this Section 9.2 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.
          SECTION 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.
          SECTION 9.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective or otherwise in accordance with any related solicitation documents. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.1 or 9.2, as applicable.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.
          SECTION 9.5. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security of the same series that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.
          SECTION 9.6. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it affects the rights, duties, liabilities or immunities of the Trustee, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Sections 7.1 and 7.2) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and all Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions and complies with the provisions hereof (including Section 9.3).
ARTICLE X
SUBSIDIARY GUARANTEES
          SECTION 10.1. Subsidiary Guarantee. Each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each

Holder of the Securities and the Trustee and their respective successors and assigns the full and punctual payment when due, whether at maturity, by acceleration, by redemption, repurchase or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), of the principal, premium, interest and Additional Interest Payments on the Securities, and all other obligations and liabilities of the Company under this Indenture, the Securities, the Collateral Documents and the Intercreditor Agreement (including without limitation (i) interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and (ii) the full and punctual performance within applicable grace periods of all monetary obligations of the Company whether for fees, expenses, indemnification or otherwise) (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees (to the extent permitted by law) that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.
          To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives, for the benefit of the Trustee and the Holders, presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Securities or any other agreement or otherwise, (b) any extension or renewal of any thereof, (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities, the Collateral Documents or the Intercreditor Agreement or any other agreement, (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them, (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor or (f) any change in the ownership of the Company.
          Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or the Subsidiary Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by the Subsidiary Guarantor hereunder. Any such amount collected or received by such Subsidiary Guarantor after an Event of Default has occurred and is continuing shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to Trustee, if required), to be applied against the Guaranteed Obligations subject to the terms of the Intercreditor Agreement.
          Each Subsidiary Guarantor hereby irrevocably waives any right to revoke its Subsidiary Guaranty as to future transactions giving rise to any Guaranteed

Obligations. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and is a primary obligation of each Subsidiary Guarantor and waives any right to require that any resort be had by any Holder to any security held for payment of the Guaranteed Obligations.
          The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment, discharge, deferral, suspension or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise or any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Company or any other Subsidiary Guarantor or by any defense which the Company or any other Subsidiary Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity. Each Subsidiary Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any such case or proceeding (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of the Subsidiary Guarantors, the Trustee and the Holders that the Guaranteed Obligations which are guaranteed by Subsidiary Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Company of any portion of such Guaranteed Obligations. The Subsidiary Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Paying Agent, or allow the claim of the Paying Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced. In the event that all or any portion of the Guaranteed Obligations are paid by the Company, the obligations of Subsidiary Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Trustee or the Holders as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

          Subject to the provisions of Section 3.5, each Subsidiary Guarantor agrees, jointly and severally, that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Guaranteed Obligations or such Subsidiary Guarantor is released from its Subsidiary Guarantee upon the merger or the sale of all the Capital Stock or assets of the Subsidiary Guarantor in compliance with Section 10.2. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal, premium or interest on any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise. Each Subsidiary Guarantor hereby irrevocably waives any right to revoke this Subsidiary Guaranty as to future transactions giving rise to any Guaranteed Obligations.
          In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption, repurchase or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362 (a) of the Bankruptcy Law), each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations then due and owing and (ii) accrued and unpaid interest on such Guaranteed Obligations then due and owing (including interest which, but for the Company’s being the subject of a case under Bankruptcy Law, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Company for such interest in the related bankruptcy case, and only to the extent not prohibited by law).
          Each Subsidiary Guarantor further agrees jointly and severally, that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.
          Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Section 10.1.
          Upon request of the Trustee, each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

          SECTION 10.2. Limitation on Liability; Termination, Release and Discharge Upon Merger or Consolidation; Termination on Conversion. (a) The obligations of each Subsidiary Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under any of the Credit Facilities) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.
          (b) Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation. Subject to Section 4.1, each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all its assets to a corporation, partnership, limited liability company or trust other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), except that if the surviving corporation, partnership, limited liability company or trust of any such merger or consolidation is a Subsidiary of the Company, such merger, consolidation or sale shall not be permitted unless (i) the Person formed by or surviving any such consolidation or merger is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes all the obligations of such Subsidiary under the Subsidiary Guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee in respect of the Securities, this Indenture and the Subsidiary Guarantee, (ii) immediately after giving effect to such transaction, no Default or Event of Default exists and (iii) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel addressed to the Trustee with respect to the foregoing matters. Upon the sale or disposition of a Subsidiary Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction to a Person (whether or not an Affiliate of the Subsidiary Guarantor) which is not the Company or a Subsidiary of the Company, which sale or disposition is otherwise in compliance with this Indenture, such Subsidiary Guarantor will be automatically released from all its obligations under this Indenture and its Subsidiary Guarantee and such Subsidiary Guarantee will terminate without any further action by the Trustee or any Holder or any other Person effective at the time of such sale; provided, however, that any such release and termination will occur only to the extent that such Subsidiary Guarantor is released from its obligations under the Credit Facilities and related documentation. Each Subsidiary Guarantee with respect to a Security will automatically terminate immediately prior to such Security’s conversion.
          (c) Each Subsidiary Guarantor will be deemed released from all its obligations under this Indenture and its Subsidiary Guarantee and such Subsidiary

Guarantee will terminate upon the discharge of the Securities pursuant to the provisions of Article VIII hereof.
          SECTION 10.3. Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Subsidiary Guarantees, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Subsidiary Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.
          SECTION 10.4. No Subrogation. Notwithstanding any payment or payments made by each Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guaranteed Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution, reimbursement or indemnification from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Guaranteed Obligations are paid in full. Each Subsidiary Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement or indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Subsidiary Guarantor may have against the Company or against any collateral or security, and any rights of contribution such Subsidiary Guarantor may have against any other Subsidiary Guarantor, shall be junior and subordinate to any rights the Trustee and the Holders and may have against the Company, to all right, title and interest the Trustee and the Holders may have in any such collateral or security, and to any right the Trustee and the Holders may have against such other Subsidiary Guarantor. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations.
          SECTION 10.5. Benefits Acknowledged. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to this Article X are knowingly made in contemplation of such benefits.

ARTICLE XI
PURCHASE AT OPTION OF HOLDER UPON A CHANGE OF CONTROL
          SECTION 11.1. Purchase at the Option of the Holder Upon a Change of Control. If a Change of Control shall occur at any time, each Holder shall have the right, at such Holder’s option, to require the Company to purchase any or all of such Holder’s Securities on a date that is no later than 30 Business Days after the date of the Company Notice of the occurrence of such Change of Control (subject to extension to comply with applicable law, as provided in Section 11.2(d)) (the “Change of Control Purchase Date”). The Company shall purchase such Securities for cash at the Repayment Price plus accrued and unpaid interest to but excluding the Change of Control Purchase Date and any Unpaid Additional Interest Payments.
          (a) Notice of Change of Control. The Company, or at its request (which must be received by the Paying Agent at least three Business Days (or such lesser period as agreed to by the Paying Agent) prior to the date the Paying Agent is requested to give such notice as described below) the Paying Agent in the name of and at the expense of the Company, shall mail to all Holders and the Trustee a Company Notice of the occurrence of a Change of Control and of the purchase right arising as a result thereof, including the information required by Section 11.2(a) hereof, on or before the 30th day after the occurrence of such Change of Control. The Company shall promptly furnish to the Paying Agent a copy of such Company Notice.
          (b) Exercise of Option. For a Security to be so purchased at the option of the Holder, the Paying Agent must receive such Security duly endorsed for transfer, together with a written notice of purchase (a “Change of Control Purchase Notice”) in substantially the form entitled “Form of Change of Control Purchase Notice” and set forth on the reverse thereof duly completed, on or before the Business Day immediately preceding the Change of Control Purchase Date, subject to extension to comply with applicable law.
          (c) Procedures. The Company shall purchase from a Holder, pursuant to this Section 11.1, Securities if so requested by such Holder.
          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change of Control Purchase Notice contemplated by this Section 11.1 shall have the right at any time prior to the close of business on the Business Day prior to the Change of Control Purchase Date to withdraw such Change of Control Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.2(b).
          The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase Notice or written notice of withdrawal thereof.
          On or before 10:00 a.m. (New York City time) on the Change of Control Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the aggregate Repayment Price for the Securities to be purchased pursuant to this Section 11.1. Payment by the Paying Agent of the Repayment Price for such Securities shall be made promptly following the later of the Change of Control Purchase Date or the time of book-entry transfer or delivery of such Securities. If the Paying Agent holds, in accordance with the terms of this Indenture, cash sufficient to pay the Repayment Price plus accrued and unpaid interest and Unpaid Additional Interest Payments on such Securities on the Change of Control Purchase Date, then, on and after such date, such Securities shall cease to be outstanding, interest on such Securities shall cease to accrue and such Securities shall no longer be entitled to receive Additional Interest Payments, whether or not book-entry transfer of such Securities is made or such Securities are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Repayment Price, accrued and unpaid interest and Unpaid Additional Interest Payments upon delivery or transfer of the Securities). Nothing herein shall preclude any withholding tax required by law.
          The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Repayment Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.
          SECTION 11.2. Further Conditions and Procedures for Purchase at the Option of the Holder Upon a Change of Control.
          (a) Notice of Change of Control. The Company shall send notices (each, a “Company Notice”) to the Holders (and to beneficial owners as required by applicable law) at their addresses shown in the Securities Register maintained by the Registrar, and delivered to the Trustee and Paying Agent, on or before the 30th day after the occurrence of the Change of Control (the “Company Notice Date”). Such Company Notice shall include a form of Change of Control Purchase Notice to be completed by a Holder and shall state:
     (1) the Repayment Price, the Conversion Rate at the time of such notice applicable to such series of Securities and any expected adjustments to the Conversion Rate of such series of Securities and, to the extent known at the time of such notice, the amount of accrued and unpaid interest and Unpaid Additional Interest Payments that will be payable with respect to the Securities on the Change of Control Purchase Date;
     (2) the Change of Control Purchase Date and the last date on which a Holder may exercise its repurchase rights under Section 11.1;

     (3) the name and address of the Paying Agent and the Conversion Agent;
     (4) that Securities must be surrendered to the Paying Agent to collect payment of the Repayment Price;
     (5) that Securities as to which a Change of Control Purchase Notice has been given may be converted only if the applicable Change of Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;
     (6) that the Repayment Price for any Securities as to which a Change of Control Purchase Notice has been given and not withdrawn shall be paid by the Paying Agent promptly following the Change of Control Purchase Date or the time of book-entry transfer or delivery of such Securities;
     (7) the procedures the Holder must follow under Sections 11.1 and Section 11.2;
     (8) that, unless the Company defaults in making payment of such Repayment Price on Securities covered by any Change of Control Purchase Notice, as applicable, the accrual of interest and the entitlement to receive Additional Interest Payments will cease on the Securities to which the Change of Control Purchase Notice relates on and after the Change of Control Purchase Date;
     (9) the procedures for withdrawing a Change of Control Purchase Notice; and
     (10) the events causing a Change of Control and the date of the Change of Control.
          Simultaneously with providing such Company Notice, the Company will publish a notice containing the information in such Company Notice in a newspaper of general circulation in The City of New York or publish such information on its then existing website.
          At the Company’s request, made at least [three] Business Days prior to the Company Notice Date, and at the Company’s expense, the Paying Agent shall give the Company Notice in the Company’s name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.
          (b) Effect of Change of Control Purchase Notice; Effect of Event of Default. Upon receipt by the Company of the Change of Control Purchase Notice specified in Section 11.2(a) from a Holder exercising its rights to have the Company repurchase all or any part of its Securities, the Holder of the Securities in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repayment Price with respect to such Securities plus accrued and unpaid interest to the Change of Control Purchase Date and any Unpaid Additional Interest Payments. Such Repayment Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Change of Control Purchase Date with respect to such Securities and (y) the time of delivery or book-entry transfer of such Securities to the Paying Agent by the Holder thereof in the manner required hereby. Securities in respect of which a Change of Control Purchase Notice has been given by the Holder thereof may not be converted on or after the date of the delivery of such Change of Control Purchase Notice unless such Change of Control Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.
          A Change of Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m., New York City time, on the Business Day prior to the Change of Control Purchase Date to which it relates specifying:
     (1) the principal amount of the Securities with respect to which such notice of withdrawal is being submitted;
     (2) if certificated, the certificate number of the Securities in respect of which such notice of withdrawal is being submitted, or, if not certificated, the written notice of withdrawal must comply with appropriate Depository procedures; and
     (3) the principal amount, if any, of such Securities which remains subject to the original Change of Control Purchase Notice and which has been or shall be delivered for purchase by the Company.
          There shall be no purchase of any Securities pursuant to Section 11.1 if an Event of Default has occurred and is continuing (other than a default that is cured by the payment of the Repayment Price). The Paying Agent shall promptly return to the respective Holders thereof any Securities (x) with respect to which a Change of Control Purchase Notice has been withdrawn in compliance with this Indenture or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Repayment Price) in which case, upon such return, the Change of Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.
          (c) Securities Purchased in Part. Any Securities that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Securities, without service charge, a new Security or Securities of the same series of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Securities so surrendered which is not purchased or redeemed.

          (d) Covenant to Comply with Securities Laws Upon Purchase of Securities. In connection with any offer to purchase Securities under Section 11.1, the Company shall, to the extent applicable, (i) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable and (iii) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Section 11.1 to be exercised in the time and in the manner specified in Section 11.1. To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of this Article XI, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Article XI by virtue of such compliance.
          (e) Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed as provided in paragraph 11 of the Securities, together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any, held by them for the payment of a Repayment Price; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Company pursuant to Section 11.1(c) exceeds the aggregate Repayment Price of the Securities or portions thereof which the Company is obligated to purchase as of the Change of Control Purchase Date then promptly on and after the Business Day following the Change of Control Purchase Date, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any.
          (f) Company’s Determination Final and Binding. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Securities for repurchase shall be determined by the Company in good faith, whose determination shall be final and binding absent manifest error.
ARTICLE XII
CONVERSION
          SECTION 12.1. Conversion of Securities.
          (a) Right to Convert. A Holder may convert its Securities at any time on or before 5:00 p.m. New York City time, on the Business Day immediately preceding the maturity date for the Securities or the third Business Day prior to a scheduled Redemption Date. A Holder may condition the conversion of its Securities on the occurrence of other events including, without limitation, the consummation of a tender offer for Common Stock.
          A Holder converting its Securities must follow the procedures set forth in paragraph 8 of the Securities.

          The number of shares of Common Stock issuable, and the cash payable, if any, upon conversion of a Security shall be determined as set forth in Section 12.1(c).
          (b) Conversion Procedures. To convert Securities, a Holder must satisfy the requirements in paragraph 8 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the “Conversion Date”).
          On conversion of Securities, any accrued and unpaid interest and Unpaid Additional Interest Payments with respect to the converted Securities shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), in exchange for the Securities being converted pursuant to the provisions hereof, and the Fair Market Value of shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date and Unpaid Additional Interest Payments, and the balance, if any, of such Fair Market Value of any such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Securities being converted pursuant to the provisions hereof.
          If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion, and the cash payment, if any, in lieu of fractional shares, shall be based on the total principal amount of the Securities converted.
          Securities surrendered for conversion during the period from the close of business on (i) any Record Date to the opening of business on the corresponding interest payment date or (ii) any Dividend Record Date to the opening of business on the corresponding Additional Interest Payment date, in each case (a) except for Securities in respect of which a Redemption Date has been declared that falls after such Record Date and on or prior to the corresponding interest payment date, (b) except for Securities in respect of which a Change of Control Purchase Date has been established that falls within this period or on such interest payment day and (c) except to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to a Security, must be accompanied by payment of an amount equal to the interest and Additional Interest Payment payable to the Holder on such interest payment date or dividend payment date, as applicable.
          Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Security of the same series in an amount equal in principal amount to the unconverted portion of the Security surrendered.
          If the last day on which Securities may be converted is a legal holiday in a place where a Conversion Agent is located, the Securities may be surrendered to that Conversion Agent on the next succeeding day that it is not a legal holiday.

          (c) Settlement Upon Conversion. Upon any conversion of Securities, the Company will deliver to converting Holders in respect of Securities being converted a number of shares of Common Stock determined by dividing the principal amount of the Securities being converted by $1,000 and multiplying the quotient by the Conversion Rate applicable to such series of Securities on the Conversion Date.
          (d) Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of Securities. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Fair Market Value of a full share of Common Stock by the fractional amount and rounding the product to the nearest whole cent.
          (e) Taxes on Conversion. If a Holder converts Securities, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion, provided that the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any withholding of tax required by law.
          (f) Certain Covenants of the Company. The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock or shares of Common Stock held in treasury, sufficient number of shares of Common Stock, free of preemptive rights, to permit the conversion of the Securities.
          All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.
          The Company shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Securities, if any, and shall cause to have listed or quoted all such shares of Common Stock on each U.S. national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.
          Before taking any action which would cause an adjustment increasing the Conversion Rate of any series of the Securities to an amount that would cause the Conversion Price of such series to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities of such series the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

          SECTION 12.2. Adjustments to Conversion Rate. The Conversion Rate of each series of Securities shall be adjusted from time to time by the Company as follows:
          (a) If the Company shall at any time prior to the Stated Maturity subdivide the shares of Common Stock, by split-up or otherwise, or combine the shares of Common Stock, or issue additional shares of Common Stock as a dividend, the Conversion Rate for each series of Securities shall be adjusted by multiplying the Conversion Rate in effect immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the denominator of which shall be the number of shares of Common Stock immediately prior to such event. Any adjustment under this Section 12.2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the Dividend Record Date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.
          (b) Notwithstanding the foregoing, no adjustment shall be made hereunder, nor shall an adjustment be made to the ability of a Holder of a Security to convert, for any distribution described herein if the Holder will otherwise participate on an as-converted basis in the distribution without conversion of such Holder’s Securities.
          (c) The Company may (but is not required to) make such increases in the Conversion Rate, in addition to those required by Section 12.2(a) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or any similar event treated as such for income tax purposes.
          To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of at least 20 days if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive.
          (d) Except as stated herein, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. For the avoidance of doubt, no adjustment to the Conversion Rate need be made:
     (1) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;
     (2) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future equity participation plan or employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;
     (3) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security;
     (4) for a change in the par value of the Common Stock; or
     (5) for accrued and unpaid interest.
          (e) All calculations under this Article XII shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.
          (f) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Securityholder at his last address appearing on the Securities Register within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
          (g) Any case in which this Section 12.2 provides that an adjustment shall become effective immediately after (1) a record date for an event or (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 12.2(a) (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Security converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fractional share pursuant to Section 12.1. For purposes of this Section 12.2(g), the term “Adjustment Event” shall mean:
          (1) in any case referred to in clause (1) hereof, the occurrence of such event; and
     (2) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made.

          (h) For purposes of this Section 12.2, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
          SECTION 12.3. Effect of Reclassification, Reorganization and Consolidation.
          (a) In the event of any reclassification, merger, consolidation, capital reorganization or change in the capital stock of the Company (other than a subdivision or combination to which Section 12.2(a) applies), then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Security shall be convertible into the kind and amount of cash, securities or other property (and in the same proportion) receivable (the “Applicable Consideration”) upon such reclassification, merger, consolidation, capital reorganization or change by a holder of a number of shares of Common Stock issuable upon conversion of such Securities (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Securities) immediately prior to such reclassification, merger, consolidation, capital reorganization or change assuming such holder of Common Stock exercised his rights of election, if any, as to the kind or amount of cash, securities or other property receivable upon such reclassification, merger, consolidation, capital reorganization or change in the same manner as the majority of the holders of Common Stock or, if there is no such majority, by a plurality of the holders of Common Stock. Such supplemental indenture shall provide for provisions and adjustments which shall be as nearly equivalent as may be practicable to the provisions and adjustments provided for in this Article XII and Article XI and the definition of Change of Control, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the original issuer of the Securities.
          (b) The Company shall cause notice of the execution of any supplemental indenture required by this Section 12.3 to be mailed to each holder of Securities, at its address appearing on the Securities Register, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
          (c) The above provisions of this Section 12.3 shall similarly apply to successive reclassifications, changes, consolidations, mergers, binding share exchanges, combinations, sales and conveyances.
          SECTION 12.4. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to the Company or any Holder of Securities to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or cash or other property upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article XII. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.3 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 12.3(a) or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
          SECTION 12.5. Notice to Holders Prior to Certain Actions. In case:
          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 12.2;
          (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights, warrants or options to subscribe for or purchase any share of any class or any other rights, warrants or options;
          (c) of any reclassification or reorganization of the Common Stock, or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Securities at his address appearing on the Securities Register as promptly as possible but in any event at least five (5) Business Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.
          Notwithstanding and in addition to the foregoing, the Company shall be required to give the notices specified in paragraph 6 of the Securities.
          SECTION 12.6. Mandatory Conversion. (a) In connection with the Initial Public Offering of the Company, the Company may, at its option, convert all, but not less than all, of the Securities then outstanding into shares of Common Stock pursuant to the provisions of Section 12.1 hereof at the applicable Conversion Rate for such series; provided, however, that any such conversion shall not require any action or satisfaction of any requirements by the Securityholders. The Company shall notify the Holders in writing of its intention to exercise its right to mandatorily convert the Securities pursuant to this Section 12.6(a) not less than five Business Days prior to the expected effective date of the registration statement relating to such Initial Public Offering. Any conversion of Securities pursuant to this Section 12.6(a) shall become effective immediately prior to the consummation of the Initial Public Offering; provided that if such Initial Public Offering is not so consummated, such conversion shall be null and void in all respects and the Securities shall remain outstanding.
          (b) In connection with a Drag-Along Sale, the Company shall convert all Securities then outstanding into shares of Common Stock pursuant to the provisions of Section 12.1 hereof at the applicable Conversion Rate for such series; provided, however, that any such conversion shall not require any action or satisfaction of any requirements by the Securityholders. Any conversion of Securities pursuant to this Section 12.6(b) shall become effective immediately prior to the consummation of the transaction contemplated by such Drag-Along Sale; provided that if such transaction is not so consummated, such conversion shall be null and void in all respects and the Securities shall remain outstanding.
          SECTION 12.7. Stockholders’ Agreement. Notwithstanding anything to the contrary contained in this Indenture, unless prior to the conversion of Securities pursuant to this Article XII a Securityholder is a party to the Stockholders’ Agreement, so long as the Stockholders’ Agreement remains in effect, as a condition precedent to exercising its conversion right such Securityholder shall execute the Stockholders’ Agreement and become a party thereto in order to receive any shares of Common Stock in connection with such conversion of Securities.

ARTICLE XIII
COLLATERAL AND SECURITY
          SECTION 13.1. The Collateral.
          (a) The Collateral Trustee shall have the privileges, powers and immunities as set forth herein and in the Collateral Documents. The Company and the Subsidiary Guarantors agree that, on and after the Issue Date, the full and punctual payment of the principal of and interest on the Securities when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, payment and performance of all other Security Obligations shall be secured as provided in the Collateral Documents, which define the terms of the Liens that secure the Security Obligations, subject to the terms of the Intercreditor Agreement, and that such Liens are at least Fourth Priority Liens. The Trustee, the Company and the Subsidiary Guarantors hereby agree that the Collateral Trustee shall hold the Collateral in trust for the benefit of all of the Holders and the Trustee, in each case pursuant to the terms of the Collateral Documents and the Intercreditor Agreement, and the Collateral Trustee is hereby authorized to execute and deliver the Collateral Documents and the Intercreditor Agreement.
          (b) Each Holder, by its acceptance of a Security and the Subsidiary Guarantees, consents and agrees to the terms of the Collateral Documents (including the provisions providing for foreclosure and release of Collateral) and the Intercreditor Agreement, as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and that it shall not be entitled to the benefits of the Collateral Documents, the Intercreditor Agreement or this Indenture except pursuant to the terms and conditions thereof and hereof, and each Holder irrevocably appoints the Collateral Trustee and authorizes and directs the Collateral Trustee to perform their respective obligations and exercise their respective rights under the Collateral Documents and the Intercreditor Agreement in accordance therewith, together with such powers as are reasonably incidental thereto; provided, however, that if any of the provisions of the Collateral Documents or the Intercreditor Agreement limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA shall control.
          (c) The Company shall deliver to the Trustee (if it is not itself then the Collateral Trustee) copies of all documents delivered to the Collateral Trustee pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be required by this Section 13.1(c), to assure and confirm to the Trustee and the Collateral Trustee the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities and Subsidiary Guarantees secured hereby, according to the intent and purposes herein expressed. The Company shall take, and shall cause the Subsidiary Guarantors to take, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Security Obligations a valid and enforceable perfected Fourth Priority Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreement), in favor of the Collateral Trustee for the benefit of the Trustee and the Holders, as contemplated by this Indenture, the Collateral Documents and the Intercreditor Agreement.
          SECTION 13.2. Recording and Opinions.
          (a) To the extent required by TIA Section 314(b), the Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel stating substantially to the effect that, in the opinion of such counsel, either (i) all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Collateral Documents and reciting, with respect to the security interests in the Collateral, the details of such action or (ii) no such action is necessary to make such Lien effective.
          (b) To the extent required by TIA Section 314(b), the Company shall furnish to the Trustee as promptly as practicable after May 15 of each year beginning with the May 15 following the date of this Indenture, an Opinion of Counsel, dated as of the date such opinion is furnished, stating substantially to the effect that, in the opinion of such counsel, either (i) all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture, supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Collateral Documents and reciting, with respect to the security interests in the Collateral, the details of such action or referring to prior Opinions of Counsel in which such details are given or (ii) no such action is necessary to maintain such Lien.
          SECTION 13.3. Release of Liens on the Collateral.
          (a) Subject to subsections (b) and (c) of this Section 13.3, the Collateral Documents and the Intercreditor Agreement, Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents, the Intercreditor Agreement or as provided hereby. Upon the request of the Company pursuant to an Officers’ Certificate described in clause (b) below, the Company and the Subsidiary Guarantors will be entitled to a release of assets included in the Collateral from the Liens securing the Securities, and the Collateral Trustee and the Trustee shall release the same from such Liens at the Company’s sole cost and expense, under one or more of the following circumstances:
     (1) in whole, upon payment in full of the principal of, premium and accrued and unpaid interest, if any, and any Unpaid Additional Interest Payments on the Securities and the satisfaction of all other obligations hereunder and under the Collateral Documents and the Intercreditor Agreement; provided that, all amounts owing to the Trustee and the Collateral Trustee under this Indenture, the

     Securities, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Agreement have been paid;
     (2) in whole, upon satisfaction and discharge of this Indenture as set forth in Section 8.1;
     (3) in part, as to any asset constituting Collateral (A) that is sold or otherwise disposed of by the Company or any Subsidiary Guarantor in a transaction permitted by the Collateral Documents, to the extent of the interest sold or disposed of; (B) that is cash withdrawn from deposit accounts for any purpose permitted by this Indenture, the Collateral Documents or the Intercreditor Agreement; (C) that is owned or at any time acquired by a Subsidiary Guarantor that has been released from its Guarantee in accordance with this Indenture, concurrently with release thereof; or (D) otherwise in accordance with, and as expressly provided for under, this Indenture and the Collateral Documents; or
     (4) pursuant to an amendment or waiver in accordance with Article IX of this Indenture.
          (b) In connection with the release of assets included in the Collateral, the Company and each Subsidiary Guarantor will furnish to the Trustee and the Collateral Trustee, an Officers’ Certificate to the effect that all conditions precedent provided for in this Indenture and the Collateral Documents to such release have been complied with. Upon receipt of such Officers’ Certificate and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, except as otherwise provided in the Intercreditor Agreement, the Collateral Trustee shall promptly cause to be released and reconveyed to the Company, or the relevant Subsidiary Guarantor, as the case may be, the released Collateral, and the Collateral Trustee shall promptly execute and deliver to the Company or the relevant Subsidiary Guarantor, as the case may be, such instruments of release or reconveyance and other documents as the Company or such Subsidiary Guarantor may request. Except as otherwise provided in the Intercreditor Agreement, no Collateral may be released from the Lien and security interest created by the Collateral Documents unless this Section 13.3(b) is complied with.
          (c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Securities has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Trustee, no release of Collateral pursuant to the provisions of this Indenture or the Collateral Documents will be effective as against the Holders, except as otherwise provided in the Intercreditor Agreement.
          (d) The release of any Collateral from the terms hereof and of the Collateral Documents or the release of, in whole or in part, the Liens created by the Collateral Documents, will not be deemed to impair the Lien on the Collateral in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Collateral Documents and pursuant to the terms of this Article XIII or the Intercreditor Agreement. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Collateral Documents, the Intercreditor Agreement and this Article XIII will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture. To the extent applicable, the Company will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property and the substitution therefore of any property to be pledged as Collateral for the Securities and the Subsidiary Guarantees thereof, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary herein, the Company and its Subsidiaries shall not be required to comply with all or any portion of Section 314(d) of the TIA if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the TIA is inapplicable to the released Collateral.
          SECTION 13.4. Suits to Protect Collateral. Subject to the provisions of Article VII hereof and the Intercreditor Agreement, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Trustee to take all actions it deems necessary or appropriate in order to:
          (a) enforce any of the terms of the Collateral Documents; and
          (b) collect and receive any and all amounts payable in respect of the Security Obligations of the Company hereunder.
          Subject to the provisions of the Collateral Documents and the Intercreditor Agreement, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee).
          SECTION 13.5. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents. Subject to the provisions of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

          SECTION 13.6. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Trustee or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article XIII to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Subsidiary Guarantor to make any such sale or other transfer.
          SECTION 13.7. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XIII upon the Company or a Subsidiary Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Subsidiary Guarantor or of any officer or officers thereof required by the provisions of this Article XIII; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.
          SECTION 13.8. Release Upon Termination of the Company’s Obligations. In the event that the Company delivers to the Trustee, in form and substance acceptable to the Trustee, an Officers’ Certificate certifying that all the obligations under this Indenture, the Securities and the Collateral Documents have been satisfied and discharged by complying with the provisions of Article VIII and Section 7.7 or by the payment in full of the Company’s obligations under the Securities, this Indenture and the Collateral Documents, and all such obligations have been so satisfied, the Trustee (if not then the Collateral Trustee) shall deliver to the Company and the Collateral Trustee a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article VIII), and any rights it has under the Collateral Documents, and upon receipt by the Collateral Trustee of such notice, the Collateral Trustee shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.
          SECTION 13.9. Trustee and Collateral Trustee.
          (a) The Trustee shall initially act as Collateral Trustee and shall be authorized to appoint co-Collateral Trustee as necessary in its sole discretion. In the event the Trustee and the Collateral Trustee shall at any time not be the same Person, the Collateral Trustee shall take such actions under the Collateral Documents and the Intercreditor Agreement as are requested by the Trustee and as are not inconsistent with or contrary to the provisions of any Collateral Document or the Intercreditor Agreement. Except as otherwise explicitly provided herein or in the Collateral Documents or the Intercreditor Agreement, neither the Collateral Trustee nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Trustee nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.
          (b) Each of the Trustee and the Collateral Trustee is authorized and directed to (i) enter into the Collateral Documents, (ii) enter into the Intercreditor Agreement, (iii) bind the Holders on the terms as set forth in the Collateral Documents and the Intercreditor Agreement and (iv) perform and observe its obligations under the Collateral Documents and the Intercreditor Agreement; provided, however, that if any of the provisions of the Collateral Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA shall control.
ARTICLE XIV
MISCELLANEOUS
          SECTION 14.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. Each Subsidiary Guarantor in addition to performing its obligations under its Subsidiary Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the TIA.
          SECTION 14.2. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:
if to the Company or any Subsidiary Guarantor:
Interstate Bakeries Corporation
12 East Armour Boulevard
Kansas City, Missouri 64111
Attention: General Counsel
Fax: (816) 502-4138
With a copy to:
Ripplewood Holdings L.L.C.
One Rockefeller Plaza, 32nd Floor
New York, New York 10020
Attention: Christopher Minnetian, General Counsel

Fax: (212) 218-2769
and to:
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
Attention: Peter S. Wilson, Esq.
Fax: (212) 474-3700
if to the Trustee:
The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602
Attention: Global Corporate Trust
Fax: (312) 827-8542
          The Company, any Guarantor or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.
          Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee. If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.
          SECTION 14.3. Communication by Holders with other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Trustee shall comply with TIA Section 312(b) relating to Securityholder communications. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).
          SECTION 14.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
          (1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
          SECTION 14.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
     (1) a statement that the individual making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
          In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.
          SECTION 14.6. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company shall be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee has actual knowledge are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
          SECTION 14.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.
          SECTION 14.8. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Record Date is a Legal Holiday, the record date shall not be affected.
          SECTION 14.9. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE GUARANTEES OR THE TRANSACTION CONTEMPLATED HEREBY; PROVIDED, HOWEVER, THAT SUCH WAIVER OF TRIAL BY JURY BY THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE SHALL IN NO WAY LIMIT ANY AND ALL RIGHT TO TRIAL BY JURY OF ANY HOLDER OF THE SECURITIES IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE GUARANTEES OR THE TRANSACTION CONTEMPLATED HEREBY.
          SECTION 14.10. No Recourse Against Others. An incorporator, director, officer, employee or stockholder of the Company or any Subsidiary Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
          SECTION 14.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each of the Subsidiary Guarantors in this Indenture and its Subsidiary Guarantee shall bind its successors.
          SECTION 14.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
          SECTION 14.13. Qualification of Indenture. The Company shall qualify this Indenture under the TIA and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers’ Certificates,

Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.
          SECTION 14.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
          SECTION 14.15. Severability Clause. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

INTERSTATE BAKERIES CORPORATION,
by
Name:
Title:

SUBSIDIARY GUARANTORS, (as set forth on schedule 1 hereto),
by
Title: Attorney-in-Fact on behalf of the
SUBSIDIARY GUARANTORS Listed in Schedule 1 hereto

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee,
by

SCHEDULE 1
SUBSIDIARY GUARANTORS
1.	Interstate Brands Corporation

2.	IBC Sales Corporation

3.	IBC Trucking, LLC

4.	IBC Services, LLC

A-1

EXHIBIT A
[FORM OF FACE OF SECURITY]
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.
THE SALE, TRANSFER, ASSIGNMENT, DISTRIBUTION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE INDENTURE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE INDENTURE.
[THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS SECURITY INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS SECURITY. HOLDERS SHOULD CONTACT [ ] AT INTERSTATE BAKERIES CORPORATION, 12 EAST ARMOUR BOULEVARD, KANSAS CITY, MO 64111.]

SERIES A	Principal Amount	$
No. [___]
5% Secured Convertible PIK-Election Notes due 201[•]
Series A
          Interstate Bakeries Corporation, a Delaware corporation, promises to pay to                     , or registered assigns, the principal sum of                      Dollars on [•], 201[•].
          Interest Payment Dates: [•] and [•]
          Record Dates: [•] and [•]
          Additional provisions of this Security are set forth on the other side of this Security.

INTERSTATE BAKERIES CORPORATION
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

Date:

[FORM OF REVERSE SIDE OF SECURITY]
5% Secured Convertible PIK-Election Notes due 201[•]
Series A
1. Interest
          Interstate Bakeries Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate of 5% per annum.
          The Company will pay interest semiannually in arrears on [•] and [•] of each year commencing [•], 200[•]. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from and including the original date of issuance of this Security. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
          Interest on Securities converted after the close of business on a Record Date, but prior to the opening of business on the corresponding interest payment date, will be paid to the Holder on the Record Date but, subject to certain exceptions set forth in the Indenture, upon conversion, the Holder must pay the Company the interest which has accrued and will be paid to the Holder on such interest payment date.
          The Company may, at its option, elect to pay interest on the Securities (i) entirely in cash (“Cash Interest”) or (ii) entirely in the form of a PIK Payment (“PIK Interest”). To elect the form of interest payment with respect to each interest period, the Company shall give the Trustee notice of such election not less than [•] days prior to the interest payment date for such interest period. The Trustee will promptly deliver a corresponding notice to the Holders. In the absence of such an election for any interest period, interest on the Securities will be payable entirely in the form of PIK Interest on the related interest payment date.
          PIK Interest on the Securities will be payable with respect to Securities represented by Definitive Securities, by issuing PIK Securities in certificated form or increasing the principal aggregate amount of the applicable Securities in an aggregate principal amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole dollar). If PIK Securities are issued, the Trustee will, at the request of the Company, authenticate and deliver such PIK Securities in certificated form for original issuance to the Holders on the relevant Record Date, as shown by the records of the register of Holders. Any PIK Securities issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All Securities issued pursuant to a PIK Payment will mature on [•], 201[•] and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Initial Securities issued on the Issue Date.
          If the principal hereof or any portion of such principal and premium is not paid when due (whether upon acceleration, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of the Repayment Price pursuant to paragraph 7 hereof or upon the Stated Maturity of this Security) or otherwise or if interest due hereon or any portion of such interest is not paid when due in accordance with this paragraph, then in each such case the overdue amount shall bear interest at the rate equal to the then applicable interest rate on the Securities plus 2% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for.
2. Method of Payment
          The Company will pay interest on the Securities to the Persons who are registered Holders of Securities at the close of business on the [•] or [•] (whether or not such day is a Business Day), as the case may be, next preceding the interest payment date, even if such Securities are converted or cancelled after such Record Date and on or before such interest payment date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. Payments of cash interest shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
          Cash payments in respect of principal and premium on Definitive Securities shall be payable in immediately available funds at the office or agency of the Company maintained for such purpose, initially the corporate trust office of the Trustee. Cash interest on Definitive Securities will be payable (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of such Securities and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.
3. Paying Agent, Registrar, Conversion Agent and Authenticating Agent
          Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as Trustee, Paying Agent, Registrar, Conversion Agent and Authenticating Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar, Conversion Agent or Authenticating Agent without notice to any Securityholder. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar, Conversion Agent or Authenticating Agent, subject to the terms of the Indenture.
4. Indenture
          The Company issued the Securities under an Indenture dated as of [Issue Date], 200[•] (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.
          The Securities are general secured senior obligations of the Company limited to (i) $85,800,000 aggregate principal amount of Series A Notes and (ii) $85,800,000 aggregate principal amount of Series B Notes, except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Securities pursuant to Article II, Section 5.7, 9.5, 11.2(c) or 12.1 and except for increases in the aggregate principal amount of Securities or issuances of PIK Securities, in each case in connection with PIK Payments. The Series A Notes and the Series B Notes, including PIK Securities issued thereunder, will be treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things, consolidation, mergers and sale of assets of the Company.
          To guarantee the due and punctual payment of the principal, premium, interest and Additional Interest Payments on the Securities and all other amounts payable by the Company under the Indenture, the Securities, the Collateral Documents and Intercreditor Agreement when and as the same shall be due and payable, whether at maturity, by acceleration, redemption, repurchase or otherwise, according to the terms of the Securities, the Indenture, the Collateral Documents and Intercreditor Agreement, the Subsidiary Guarantors have unconditionally guaranteed (and future guarantors, together with the Subsidiary Guarantors, will unconditionally Guarantee), jointly and severally, such obligations on a senior basis pursuant to the terms of the Indenture.
5. Security and Intercreditor Agreement.
          The Company’s Obligations under this Security, the Indenture and the Collateral Documents, and the Subsidiary Guarantors’ Guaranteed Obligations under the Subsidiary Guarantees, the Indenture and the Collateral Documents, are secured as provided in the Indenture and the Collateral Documents, and the Liens securing such Obligations and the enforcement thereof are subject to the Intercreditor Agreement.
6. Redemption
          The Company may, at its option, redeem the Securities in whole at any time or in part from time to time at the redemption prices (expressed as percentages of principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and any Unpaid Additional Interest Payments (subject to the right of Holders of record on the relevant Dividend Record Date to receive Additional Interest Payments on the relevant Additional Interest Payment date), if redeemed during the twelve-month period beginning on [Issue Date] of each of the years indicated below:

Year	Percentage

200[•]	102.5%
200[•] and thereafter	101.0%
          Notice of redemption shall be given in the manner provided for in the Indenture no later than [five Business Days] prior to the Redemption Date to each Holder of Securities to be redeemed. Any redemption pursuant to such notice may be (i) conditioned on the occurrence of other events including, without limitation, refinancing transactions and (ii) cancelled at any time prior to the Redemption Date fixed by the Company.
          In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee on a pro rata basis or by another method as the Trustee shall deem to be fair and appropriate. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Series A Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, the accrual of interest and the entitlement to receive Additional Interest Payments will cease on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable Repayment Price payable pursuant to the Indenture.
7. Purchase at the Option of the Holder Upon a Change of Control
          (a) If a Change of Control shall occur at any time, each Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such Holder’s Securities or any portion thereof on the day that is [•] Business Days after the date of the Company Notice of the occurrence of the Change of Control (subject to extension to comply with applicable law) for cash at the Repayment Price plus accrued and unpaid interest to but excluding the Change of Control Purchase Date and any Unpaid Additional Interest Payments, which Repayment Price shall be paid by the Company in cash.
          (b) Holders have the right to withdraw any Change of Control Purchase Notice by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.
          (c) If cash sufficient to pay the Repayment Price of all Securities or portions thereof to be purchased as of the Change of Control Purchase Date, accrued and unpaid interest payable and any Unpaid Additional Interest Payments is deposited with the Paying Agent on the Business Day following the Change of Control Purchase Date, the accrual of interest and the entitlement to receive Additional Interest Payments shall cease on such Securities (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Repayment Price, accrued and unpaid interest and Unpaid Additional Interest Payments upon surrender of such Security).

8. Conversion
          Subject to the procedures set forth in the Indenture, a Holder may convert Securities into Common Stock of the Company at any time on or before 5:00 p.m., New York City time, on the Business Day immediately preceding the maturity date or the third Business Day prior to a scheduled Redemption Date.
          Securities in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Securities pursuant to paragraph 7 hereof and Section 11.1 of the Indenture may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.
          The Company may, at its option, in connection with an Initial Public Offering (as defined in the Indenture) of the Company, convert all, but not less than all, of the Securities then outstanding into Common Stock of the Company pursuant to the procedures set forth in the Indenture without any action or satisfaction of any requirements by the Holders. Any such conversion of Securities shall become effectively immediately prior to the consummation of the Initial Public Offering, provided that if the Initial Public Offering is not so consummated, then such conversion shall be null and void in all respects and the Securities shall remain outstanding.
          The Company shall, in connection with a Drag-Along Sale (as defined in the Indenture), convert all Securities then outstanding into Common Stock of the Company pursuant to the procedures set forth in the Indenture without any action or satisfaction of any requirements by the Holders. Any such conversion of Securities shall become effective immediately prior to the consummation of the transaction contemplated by such Drag-Along Sale, provided that if such transaction is not so consummated, then such conversion shall be null and void in all respects and the Securities shall remain outstanding.
          The initial Conversion Rate for the Series A Notes is 100 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture. Upon any conversion of Securities, the Company will deliver to converting Holders in respect of Securities being converted a number of shares of Common Stock determined by dividing the principal amount of the Securities being converted by $1,000 and multiplying the quotient by the Conversion Rate applicable on the Conversion Date. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.
          Holders of Securities at the close of business on a Record Date or Dividend Record Date will receive payment of interest payable on the corresponding interest payment date and Additional Interest Payments payable on the corresponding dividend payment date notwithstanding the conversion of such Securities at any time after the close of business on such Record Date or Dividend Record Date, as applicable. Securities surrendered for conversion during the period from the close of business on (i) any Record Date to the opening of business on the corresponding interest payment date or (ii) any Dividend Record Date to the opening of business on the corresponding dividend payment date (in each case (a) except for Securities in respect of which a Redemption Date has been declared that falls after such Record Date or Dividend Record Date, as applicable, and on or prior to the corresponding interest payment date or dividend payment date, as applicable, (b) except for Securities in respect of which a Change of

Control Purchase Date has been established that falls within this period or on such interest payment day or dividend payment date, as applicable, and (c) except to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to a Security) must be accompanied by payment of an amount equal to the interest and Additional Interest Payment that the Holder is to receive on the Securities.
          To convert Definitive Securities, a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Securities (or complete and manually sign a facsimile of such notice), (2) deliver such notice, which is irrevocable, to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, and surrender the Securities to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee, (4) pay any transfer or similar tax, if required and (5) if required, pay funds equal to interest payable on the next interest payment date to which the Holder is not entitled.
9. Transfer; Exchange
          THE SECURITIES REPRESENTED BY THIS NOTE ARE SUBJECT TO TRANSFER RESTRICTIONS UNDER THE INDENTURE AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE INDENTURE.
          A Holder may transfer or exchange Securities only in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of Securities (i) for a period of 15 days prior to the mailing of a notice of redemption of Securities selected for redemption under Article V of the Indenture, (ii) so selected for redemption or, if a portion of any Security is selected for redemption, the portion thereof selected for redemption or (iii) surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.
10. Persons Deemed Owners
          The registered Holder of this Security may be treated as the owner of it for all purposes.
11. Unclaimed Money
          If money for the payment of principal, premium, interest or Additional Interest Payments remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
12. Additional Interest Payments

          If the Company makes any dividend or other distribution of cash, securities, rights, evidences of indebtedness or other asset or property to all or substantially all holder of its Common Stock at any time when any Securities are outstanding under the Indenture, the Company shall pay additional interest on the Securities in an amount [and type (whether cash, securities, rights, evidences of indebtedness or other asset or property)] equal to the amount [and type] that would be paid on the shares of Common Stock into which such Securities could be converted on the applicable Dividend Record Date for such dividend or other distribution on the Common Stock, assuming such converted shares of Common Stock were outstanding on the applicable Dividend Record Date (an “Additional Interest Payment”, and any such Additional Interest Payment for which a Holder is the holder of record of the Securities on the relevant Dividend Record Date and which remains unpaid on any subsequent date, an “Unpaid Additional Interest Payment” with respect to such Holder). However, notwithstanding the foregoing, Holders shall not be entitled to receive any additional interest payment for which an adjustment to the Conversion Rate is made pursuant to Section 12.2 of the Indenture, and such additional interest payments that are not payable to Holders as a result of this sentence shall not be deemed Additional Interest Payments.
          Additional Interest Payments shall be paid at the same time as such dividend or other distribution on the Common Stock is paid to the holders of Common Stock and no such dividend or distribution on the Common Stock shall be made unless and until the Additional Interest Payments are paid (or are concurrently being paid).
13. Additional Liquidation Payments
          In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, at any time when any Securities are outstanding under the Indenture, each Holder shall be entitled to receive (in addition to any recovery of Unpaid Additional Interest Payments, principal, premium and accrued and unpaid interest with respect to the Securities) payments equal to any distributions of the same type, whether in cash, securities, rights, evidences of indebtedness or other assets or property, as to holders of the Common Stock out of assets legally available for distribution to stockholders as would be made on the shares of Common Stock into which the Securities could be converted assuming such converted shares of Common Stock were outstanding on the record date for such distributions.
14. Amendment, Waiver
          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Securityholder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to release a Subsidiary Guarantor from its obligations under its

Subsidiary Guarantee, the Securities or the Indenture, or to add guarantees with respect to the Securities, or to provide additional Collateral as security for the Securities, or to release the Liens in favor of the Collateral Trustee or to add additional covenants of the Company or its Subsidiaries, or surrender rights and powers conferred on the Company or its Subsidiaries, or to provide for a successor trustee or to comply with any requirement of the SEC in connection with qualifying the Indenture under the TIA, or to provide for the accession or succession of any parties to the Collateral Documents and/or the Intercreditor Agreement (and other amendments that are administrative or ministerial in nature).
          In addition, in accordance with the Intercreditor Agreement, certain amendments, waivers and consents in respect of collateral agreements with respect to Prior Lien Obligations will apply automatically to any comparable provision of the Collateral Documents without the consent of any Holder.
15. Defaults and Remedies
          Under the Indenture, Events of Default include, but are not limited to, (i) default in any payment of interest on any Security or any Additional Interest Payment, in each case when the same becomes due and payable, and such default continues for a period of 30 days, (ii) default in payment of principal or premium on the Securities at Stated Maturity, upon required repurchase pursuant to paragraph 7 or upon optional redemption pursuant to paragraph 6 of the Securities, upon declaration or otherwise, (iii) the failure by the Company to comply with its obligations to convert the Securities into Common Stock or Applicable Consideration (and cash in respect of any fractional amounts), as the case may be, upon the exercise of a holder’s conversion right and such failure continues for a period of five calendar days, (iv) the failure by the Company to comply with its obligations under Article IV of the Indenture or any Subsidiary Guarantor to comply with any of its obligations under Section 10.2, (v) the failure by the Company or any Subsidiary Guarantor to comply with any of its obligations under Section 3.5 or Article XI (other than any failure to purchase Securities as and when required, which shall be governed by clause (ii) above), and such failure continues for a period of 30 days after notice, (vi) the failure by the Company or any Subsidiary Guarantor to comply for 60 days after written notice with any of its other covenants or agreements contained in the Indenture or under the Securities (other than those referred to in (i), (ii), (iii), (iv) or (v) above) or any covenant or agreement in the Collateral Documents, (vii) (a) any of the Collateral Documents at any time for any reason is declared null and void, or shall cease to be effective in all material respects to give the Collateral Trustee the Liens with the priority purported to be created thereby, subject to no other Liens other than Permitted Liens (in each case, other than as expressly permitted by this Indenture and the applicable Collateral Documents or by reason of the termination of this Indenture or the applicable Collateral Document in accordance with its applicable terms) and such failure continues unremedied or unwaived for a period of 30 days after notice, (b) there occurs any enforcement action against the Collateral or (c) the Company or any Subsidiary Guarantor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable, (viii) default under any mortgage, indenture or instrument under which there may be issued or by which there may be outstanding, or by which there may be secured or evidenced, any Debt of the Company or any of its Subsidiaries, whether such Debt now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of, or interest or on such Debt prior to the expiration of the grace period provided in such Debt (“Payment Default”) or (b) results in the acceleration of such Debt prior to its maturity (the “cross acceleration provision”) and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $[•] million or more or its foreign currency equivalent at the time and such acceleration shall not have been rescinded or annulled within 10 days after written notice of such acceleration has been received by the Company or such Subsidiary, (ix) entry in a court of competent jurisdiction of a final judgment for the payment of $[•] million or more rendered against the Company or any Subsidiary, which judgment is not fully covered by insurance or not discharged or stayed within 60 days after (A) the date on which the right to appeal thereof has expired if no such appeal has commenced or (B) the date on which all rights to appeal have been extinguished (the “judgment default provision”), (x) any Subsidiary Guarantee shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Subsidiary Guarantor denies that it has any further liability under its Subsidiary Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Subsidiary Guarantee in accordance with the Indenture and (xi) certain events of bankruptcy, insolvency or reorganization of the Company or any of its Significant Subsidiaries (the “bankruptcy provisions”). However, a default under clauses (v), (vi) or (vii)(a) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clauses (v), (vi) or (vii)(a) hereof after receipt of such notice.
          If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in outstanding aggregate principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the Securities to be due and payable whereupon the Repayment Price plus accrued and unpaid interest to, but not including, the date of repayment, and any Unpaid Additional Interest Payments, shall become due and payable. Upon such a declaration, such Repayment Price, accrued and unpaid interest and any Unpaid Additional Interest Payments shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under the bankruptcy provisions, the Repayment Price plus accrued and unpaid interest to, but not including, the repayment date, and any Unpaid Additional Interest Payments for all outstanding Securities shall be due and payable immediately without further action or notice.
          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal, premium, interest or Additional Interest Payment if it determines that withholding notice is in their interest).
16. Trustee Dealings with the Company

          Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
17. No Recourse Against Others
          An incorporator, director, officer, employee, Affiliate or stockholder, of each of the Company, or any Subsidiary Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, the Indenture or any Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
18. Authentication
          This Security shall not be valid until an authorized signatory of the Trustee manually authenticates this Security.
19. Abbreviations
          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).
20. Governing Law
          This Security shall be governed by, and construed in accordance with, the laws of the State of New York.
          The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made to:
Interstate Bakeries Corporation
12 East Armour Boulevard
Kansas City, Missouri 64111
Attention: General Counsel

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

Signature
Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

FORM OF CONVERSION NOTICE
5% Secured Convertible PIK-Election Notes due 201[•]
Series A
To:	Interstate Bakeries Corporation
          The undersigned registered holder of this Security hereby exercises the option to convert this Security, or portion hereof designated below, for shares of Common Stock of Interstate Bakeries Corporation (or Applicable Consideration, as the case may be) in accordance with the terms of the Indenture referred to in this Security, and directs that the shares and cash or other property, if any, issuable and deliverable upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If cash, shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.
               This notice shall be deemed to be an irrevocable exercise of the option to convert this Security.

Dated:

Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule
17Ad-15.

Signature Guarantee

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of registered holder:

(Name)	Principal amount to be converted (if less than all): $ ,000

(Street Address)

(City, state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

FORM OF CHANGE OF CONTROL PURCHASE NOTICE
5% Secured Convertible PIK-Election Notes due 201[•]
Series A
To: Interstate Bakeries Corporation
          The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Interstate Bakeries Corporation (the “Company”) as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof designated below, in accordance with the terms of the Indenture referred to in this Security and this Security and directs that the check, in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.
Dated:

Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee
Fill in if a check is to be issued, or Securities are to be issued, other than to and in the name of registered holder:

(Name)	Principal amount to be purchased (if less than all): $ ,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

EXHIBIT B
[FORM OF FACE OF SECURITY]
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS.
THE SALE, TRANSFER, ASSIGNMENT, DISTRIBUTION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE INDENTURE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE INDENTURE.
[THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS SECURITY INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS SECURITY. HOLDERS SHOULD CONTACT [ ] AT INTERSTATE BAKERIES CORPORATION, 12 EAST ARMOUR BOULEVARD, KANSAS CITY, MO 64111.]

SERIES B	Principal Amount $
No. [___]
5% Secured Convertible PIK-Election Notes due 201[•]
Series B
          Interstate Bakeries Corporation, a Delaware corporation, promises to pay to                     , or registered assigns, the principal sum of                      Dollars on [•], 201[•].
          Interest Payment Dates: [•] and [•]
          Record Dates: [•] and [•]
          Additional provisions of this Security are set forth on the other side of this Security.

INTERSTATE BAKERIES CORPORATION
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
  AUTHENTICATION
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:
Authorized Signatory

Date:

[FORM OF REVERSE SIDE OF SECURITY]
5% Secured Convertible PIK-Election Notes due 201[•]
Series B
1. Interest
          Interstate Bakeries Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate of 5% per annum.
          The Company will pay interest semiannually in arrears on [•] and [•] of each year commencing [•], 200[•]. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from and including the original date of issuance of this Security. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
          Interest on Securities converted after the close of business on a Record Date, but prior to the opening of business on the corresponding interest payment date, will be paid to the Holder on the Record Date but, subject to certain exceptions set forth in the Indenture, upon conversion, the Holder must pay the Company the interest which has accrued and will be paid to the Holder on such interest payment date.
          The Company may, at its option, elect to pay interest on the Securities (i) entirely in cash (“Cash Interest”) or (ii) entirely in the form of a PIK Payment (“PIK Interest”). To elect the form of interest payment with respect to each interest period, the Company shall give the Trustee notice of such election not less than [•] days prior to the interest payment date for such interest period. The Trustee will promptly deliver a corresponding notice to the Holders. In the absence of such an election for any interest period, interest on the Securities will be payable entirely in the form of PIK Interest on the related interest payment date.
          PIK Interest on the Securities will be payable with respect to Securities represented by Definitive Securities, by issuing PIK Securities in certificated form or increasing the principal aggregate amount of the applicable Securities in an aggregate principal amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole dollar). If PIK Securities are issued, the Trustee will, at the request of the Company, authenticate and deliver such PIK Securities in certificated form for original issuance to the Holders on the relevant Record Date, as shown by the records of the register of Holders. Any PIK Securities issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All Securities issued pursuant to a PIK Payment will mature on [•], 201[•] and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Initial Securities issued on the Issue Date.
          If the principal hereof or any portion of such principal and premium is not paid when due (whether upon acceleration, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of the Repayment Price pursuant to paragraph 7 hereof or upon the Stated Maturity of this Security) or otherwise or if interest due hereon or any portion of such interest is not paid when due in accordance with this paragraph, then in each such case the overdue amount shall bear interest at the rate equal to the then applicable interest rate on the Securities plus 2% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for.
2. Method of Payment
          The Company will pay interest on the Securities to the Persons who are registered Holders of Securities at the close of business on the [•] or [•] (whether or not such day is a Business Day), as the case may be, next preceding the interest payment date, even if such Securities are converted or cancelled after such Record Date and on or before such interest payment date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. Payments of cash interest shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
          Cash payments in respect of principal and premium on Definitive Securities shall be payable in immediately available funds at the office or agency of the Company maintained for such purpose, initially the corporate trust office of the Trustee. Cash interest on Definitive Securities will be payable (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of such Securities and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.
3. Paying Agent, Registrar, Conversion Agent and Authenticating Agent
          Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) will act as Trustee, Paying Agent, Registrar, Conversion Agent and Authenticating Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar, Conversion Agent or Authenticating Agent without notice to any Securityholder. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar, Conversion Agent or Authenticating Agent, subject to the terms of the Indenture.
4. Indenture
          The Company issued the Securities under an Indenture dated as of [Issue Date], 200[•] (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.
          The Securities are general secured senior obligations of the Company limited to (i) $85,800,000 aggregate principal amount of Series A Notes and (ii) $85,800,000 aggregate principal amount of Series B Notes, except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Securities pursuant to Article II, Section 5.7, 9.5, 11.2(c) or 12.1 and except for increases in the aggregate principal amount of Securities or issuances of PIK Securities, in each case in connection with PIK Payments. The Series A Notes and the Series B Notes, including PIK Securities issued thereunder, will be treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things, consolidation, mergers and sale of assets of the Company.
          To guarantee the due and punctual payment of the principal, premium, interest and Additional Interest Payments on the Securities and all other amounts payable by the Company under the Indenture, the Securities, the Collateral Documents and Intercreditor Agreement when and as the same shall be due and payable, whether at maturity, by acceleration, redemption, repurchase or otherwise, according to the terms of the Securities, the Indenture, the Collateral Documents and Intercreditor Agreement, the Subsidiary Guarantors have unconditionally guaranteed (and future guarantors, together with the Subsidiary Guarantors, will unconditionally Guarantee), jointly and severally, such obligations on a senior basis pursuant to the terms of the Indenture.
5. Security and Intercreditor Agreement.
          The Company’s Obligations under this Security, the Indenture and the Collateral Documents, and the Subsidiary Guarantors’ Guaranteed Obligations under the Subsidiary Guarantees, the Indenture and the Collateral Documents, are secured as provided in the Indenture and the Collateral Documents, and the Liens securing such Obligations and the enforcement thereof are subject to the Intercreditor Agreement.
6. Redemption
          The Company may, at its option, redeem the Securities in whole at any time or in part from time to time at the redemption prices (expressed as percentages of principal amount of the Securities to be redeemed) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and any Unpaid Additional Interest Payments (subject to the right of Holders of record on the relevant Dividend Record Date to receive Additional Interest Payments on the relevant Additional Interest Payment date), if redeemed during the twelve-month period beginning on [Issue Date] of each of the years indicated below:

Year	Percentage

200[•]	102.5%
200[•] and thereafter	101.0%
          Notice of redemption shall be given in the manner provided for in the Indenture no later than [five Business Days] prior to the Redemption Date to each Holder of Securities to be redeemed. Any redemption pursuant to such notice may be (i) conditioned on the occurrence of other events including, without limitation, refinancing transactions and (ii) cancelled at any time prior to the Redemption Date fixed by the Company.
          In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee on a pro rata basis or by another method as the Trustee shall deem to be fair and appropriate. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Series B Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, the accrual of interest and the entitlement to receive Additional Interest Payments will cease on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable Repayment Price payable pursuant to the Indenture.
7. Purchase at the Option of the Holder Upon a Change of Control
          (a) If a Change of Control shall occur at any time, each Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such Holder’s Securities or any portion thereof on the day that is [•] Business Days after the date of the Company Notice of the occurrence of the Change of Control (subject to extension to comply with applicable law) for cash at the Repayment Price plus accrued and unpaid interest to but excluding the Change of Control Purchase Date and any Unpaid Additional Interest Payments, which Repayment Price shall be paid by the Company in cash.
          (b) Holders have the right to withdraw any Change of Control Purchase Notice by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.
          (c) If cash sufficient to pay the Repayment Price of all Securities or portions thereof to be purchased as of the Change of Control Purchase Date, accrued and unpaid interest payable and any Unpaid Additional Interest Payments is deposited with the Paying Agent on the Business Day following the Change of Control Purchase Date, the accrual of interest and the entitlement to receive Additional Interest Payments shall cease on such Securities (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Repayment Price, accrued and unpaid interest and Unpaid Additional Interest Payments upon surrender of such Security).

8. Conversion
          Subject to the procedures set forth in the Indenture, a Holder may convert Securities into Common Stock of the Company at any time on or before 5:00 p.m., New York City time, on the Business Day immediately preceding the maturity date or the third Business Day prior to a scheduled Redemption Date.
          Securities in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Securities pursuant to paragraph 7 hereof and Section 11.1 of the Indenture may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.
          The Company may, at its option, in connection with an Initial Public Offering (as defined in the Indenture) of the Company, convert all, but not less than all, of the Securities then outstanding into Common Stock of the Company pursuant to the procedures set forth in the Indenture without any action or satisfaction of any requirements by the Holders. Any such conversion of Securities shall become effectively immediately prior to the consummation of the Initial Public Offering, provided that if the Initial Public Offering is not so consummated, then such conversion shall be null and void in all respects and the Securities shall remain outstanding.
          The Company shall, in connection with a Drag-Along Sale (as defined in the Indenture), convert all Securities then outstanding into Common Stock of the Company pursuant to the procedures set forth in the Indenture without any action or satisfaction of any requirements by the Holders. Any such conversion of Securities shall become effective immediately prior to the consummation of the transaction contemplated by such Drag-Along Sale, provided that if such transaction is not so consummated, then such conversion shall be null and void in all respects and the Securities shall remain outstanding.
          The initial Conversion Rate for the Series B Notes is 92.1901 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture. Upon any conversion of Securities, the Company will deliver to converting Holders in respect of Securities being converted a number of shares of Common Stock determined by dividing the principal amount of the Securities being converted by $1,000 and multiplying the quotient by the Conversion Rate applicable on the Conversion Date. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.
          Holders of Securities at the close of business on a Record Date or Dividend Record Date will receive payment of interest payable on the corresponding interest payment date and Additional Interest Payments payable on the corresponding Additional Interest Payment date notwithstanding the conversion of such Securities at any time after the close of business on such Record Date or Dividend Record Date, as applicable. Securities surrendered for conversion during the period from the close of business on (i) any Record Date to the opening of business on the corresponding interest payment date or (ii) any Dividend Record Date to the opening of business on the corresponding dividend payment date (in each case (a) except for Securities in respect of which a Redemption Date has been declared that falls after such Record Date or Dividend Record Date, as applicable, and on or prior to the corresponding interest payment date or dividend payment date, as applicable, (b) except for Securities in respect of which a Change of

Control Purchase Date has been established that falls within this period or on such interest payment day or dividend payment date, as applicable, and (c) except to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to a Security) must be accompanied by payment of an amount equal to the interest and Additional Interest Payment that the Holder is to receive on the Securities.
          To convert Definitive Securities, a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Securities (or complete and manually sign a facsimile of such notice), (2) deliver such notice, which is irrevocable, to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, and surrender the Securities to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee, (4) pay any transfer or similar tax, if required and (5) if required, pay funds equal to interest payable on the next interest payment date to which the Holder is not entitled.
9. Transfer; Exchange
          THE SECURITIES REPRESENTED BY THIS NOTE ARE SUBJECT TO TRANSFER RESTRICTIONS UNDER THE INDENTURE AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE INDENTURE.
          A Holder may transfer or exchange Securities only in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of Securities (i) for a period of 15 days prior to the mailing of a notice of redemption of Securities selected for redemption under Article V of the Indenture, (ii) so selected for redemption or, if a portion of any Security is selected for redemption, the portion thereof selected for redemption or (iii) surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.
10. Persons Deemed Owners
          The registered Holder of this Security may be treated as the owner of it for all purposes.
11. Unclaimed Money
          If money for the payment of principal, premium, interest or Additional Interest Payments remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
12.	Additional Interest Payments

          If the Company makes any dividend or other distribution of cash, securities, rights, evidences of indebtedness or other asset or property to all or substantially all holder of its Common Stock at any time when any Securities are outstanding under the Indenture, the Company shall pay additional interest on the Securities in an amount and type (whether cash, securities, rights, evidences of indebtedness or other asset or property) equal to the amount and type that would be paid on the shares of Common Stock into which such Securities could be converted on the applicable Dividend Record Date for such dividend or other distribution on the Common Stock, assuming such converted shares of Common Stock were outstanding on the applicable Dividend Record Date (an “Additional Interest Payment”, and any such Additional Interest Payment for which a Holder is the holder of record of the Securities on the relevant Dividend Record Date and which remains unpaid on any subsequent date, an “Unpaid Additional Interest Payment” with respect to such Holder). However, notwithstanding the foregoing, Holders shall not be entitled to receive any additional interest payment for which an adjustment to the Conversion Rate is made pursuant to Section 12.2 of the Indenture, and such additional interest payments that are not payable to Holders as a result of this sentence shall not be deemed Additional Interest Payments.
          Additional Interest Payments shall be paid at the same time as such dividend or other distribution on the Common Stock is paid to the holders of Common Stock and no such dividend or distribution on the Common Stock shall be made unless and until the Additional Interest Payments are paid (or are concurrently being paid).
13. Additional Liquidation Payments
          In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, at any time when any Securities are outstanding under the Indenture, each Holder shall be entitled to receive (in addition to any recovery of Unpaid Additional Interest Payments, principal, premium and accrued and unpaid interest with respect to the Securities) payments equal to any distributions of the same type, whether in cash, securities, rights, evidences of indebtedness or other asset or property, as to holders of the Common Stock out of assets legally available for distribution to stockholders as would be made on the shares of Common Stock into which the Securities could be converted assuming such converted shares of Common Stock were outstanding on the record date for such distributions.
14. Amendment, Waiver
          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Securityholder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to release a Subsidiary Guarantor from its obligations under its

Subsidiary Guarantee, the Securities or the Indenture, or to add guarantees with respect to the Securities, or to provide additional Collateral as security for the Securities, or to release the Liens in favor of the Collateral Trustee or to add additional covenants of the Company or its Subsidiaries, or surrender rights and powers conferred on the Company or its Subsidiaries, or to provide for a successor trustee or to comply with any requirement of the SEC in connection with qualifying the Indenture under the TIA, or to provide for the accession or succession of any parties to the Collateral Documents and/or the Intercreditor Agreement (and other amendments that are administrative or ministerial in nature).
          In addition, in accordance with the Intercreditor Agreement, certain amendments, waivers and consents in respect of collateral agreements with respect to Prior Lien Obligations will apply automatically to any comparable provision of the Collateral Documents without the consent of any Holder.
15. Defaults and Remedies
          Under the Indenture, Events of Default include, but are not limited to, (i) default in any payment of interest on any Security or any Additional Interest Payment, in each case when the same becomes due and payable, and such default continues for a period of 30 days, (ii) default in payment of principal or premium on the Securities at Stated Maturity, upon required repurchase pursuant to paragraph 7 or upon optional redemption pursuant to paragraph 6 of the Securities, upon declaration or otherwise, (iii) the failure by the Company to comply with its obligations to convert the Securities into Common Stock or Applicable Consideration (and cash in respect of any fractional amounts), as the case may be, upon the exercise of a holder’s conversion right and such failure continues for a period of five calendar days, (iv) the failure by the Company to comply with its obligations under Article IV of the Indenture or any Subsidiary Guarantor to comply with any of its obligations under Section 10.2 of the Indenture, (v) the failure by the Company or any Subsidiary Guarantor to comply with any of its obligations under Section 3.5 or Article XI (other than any failure to purchase Securities as and when required, which shall be governed by clause (ii) above), and such failure continues for a period of 30 days after notice, (vi) the failure by the Company or any Subsidiary Guarantor to comply for 60 days after written notice with any of its other covenants or agreements contained in the Indenture or under the Securities (other than those referred to in (i), (ii), (iii), (iv) or (v) above) or any covenant or agreement in the Collateral Documents, (vii) (a) any of the Collateral Documents at any time for any reason is declared null and void, or shall cease to be effective in all material respects to give the Collateral Trustee the Liens with the priority purported to be created thereby, subject to no other Liens other than Permitted Liens (in each case, other than as expressly permitted by this Indenture and the applicable Collateral Documents or by reason of the termination of this Indenture or the applicable Collateral Document in accordance with its applicable terms) and such failure continues unremedied or unwaived for a period of 30 days after notice, (b) there occurs any enforcement action against the Collateral or (c) the Company or any Subsidiary Guarantor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable, (viii) default under any mortgage, indenture or instrument under which there may be issued or by which there may be outstanding, or by which there may be secured or evidenced, by Debt of the Company or any of its Subsidiaries, whether such Debt now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of, or interest or on such Debt prior to the expiration of the grace period provided in such Debt (“Payment Default”) or (b) results in the acceleration of such Debt prior to its maturity (the “cross acceleration provision”) and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $[•] million or more or its foreign currency equivalent at the time and such acceleration shall not have been rescinded or annulled within 10 days after written notice of such acceleration has been received by the Company or such Subsidiary, (ix) entry in a court of competent jurisdiction of a final judgment for the payment of $[•] million or more rendered against the Company or any Subsidiary, which judgment is not fully covered by insurance or not discharged or stayed within 60 days after (A) the date on which the right to appeal thereof has expired if no such appeal has commenced or (B) the date on which all rights to appeal have been extinguished (the “judgment default provision”), (x) any Subsidiary Guarantee shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Subsidiary Guarantor denies that it has any further liability under its Subsidiary Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Subsidiary Guarantee in accordance with the Indenture and (xi) certain events of bankruptcy, insolvency or reorganization of the Company or any of its Significant Subsidiaries (the “bankruptcy provisions”). However, a default under clauses (v), (vi) or (vii)(a) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the default and the Company does not cure such default within the time specified in clauses (v), (vi) or (vii)(a) hereof after receipt of such notice.
          If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in outstanding aggregate principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the Securities to be due and payable whereupon the Repayment Price plus accrued and unpaid interest to, but not including, the date of repayment, and any Unpaid Additional Interest Payments, shall become due and payable. Upon such a declaration, such Repayment Price, accrued and unpaid interest and any Unpaid Additional Interest Payments shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under the bankruptcy provisions, the Repayment Price plus accrued and unpaid interest to, but not including, the repayment date, and any Unpaid Additional Interest Payments for all outstanding Securities shall be due and payable immediately without further action or notice.
          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal, premium, interest or Additional Interest Payment if it determines that withholding notice is in their interest).
16.	Trustee Dealings with the Company

          Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
17. No Recourse Against Others
          An incorporator, director, officer, employee, Affiliate or stockholder, of each of the Company, or any Subsidiary Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, the Indenture or any Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.
18. Authentication
          This Security shall not be valid until an authorized signatory of the Trustee manually authenticates this Security.
19. Abbreviations
          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).
20. Governing Law
          This Security shall be governed by, and construed in accordance with, the laws of the State of New York.
          The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made to:
Interstate Bakeries Corporation
12 East Armour Boulevard
Kansas City, Missouri 64111
Attention: General Counsel

ASSIGNMENT FORM
          To assign this Security, fill in the form below:
          I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
          and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

Signature

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

FORM OF CONVERSION NOTICE
5% Secured Convertible PIK-Election Notes due 201[•]
Series B
To: Interstate Bakeries Corporation
          The undersigned registered holder of this Security hereby exercises the option to convert this Security, or portion hereof designated below, for shares of Common Stock of Interstate Bakeries Corporation (or Applicable Consideration, as the case may be) in accordance with the terms of the Indenture referred to in this Security, and directs that the shares and cash or other property, if any, issuable and deliverable upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If cash, shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.
               This notice shall be deemed to be an irrevocable exercise of the option to convert this Security.

Dated:

Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee
Fill in for registration of shares if to be
delivered, and Securities if to be issued other
than to and in the name of registered holder:

(Name)	Principal amount to be converted (if less than all): $ ,000

(Street Address)

(City, state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

FORM OF CHANGE OF CONTROL PURCHASE NOTICE
5% Secured Convertible PIK-Election Notes due 201[•]
Series B
To: Interstate Bakeries Corporation
          The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Interstate Bakeries Corporation (the “Company”) as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof designated below, in accordance with the terms of the Indenture referred to in this Security and this Security and directs that the check, in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:

Signature(s)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

Signature Guarantee
Fill in if a check is to be issued, or Securities are to be issued, other than to and in the name of registered holder:

(Name)	Principal amount to be purchased (if less than all): $ ,000

(Street Address)

(City state and zip code)	Social Security or Other Taxpayer Number
Please print name and address

EXHIBIT C
FORM OF INDENTURE SUPPLEMENT TO ADD SUBSIDIARY GUARANTORS
          This Supplemental Indenture, dated as of [                     ] (this “Supplemental Indenture” or “Guarantee”), among [name of future Subsidiary Guarantor] (the “Guarantor”), Interstate Bakeries Corporation (together with its successors and assigns, the “Company”), each other then existing Subsidiary Guarantor under the Indenture referred to below, and [•], as Trustee under the Indenture referred to below.
WITNESSETH:
          WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of [Issue Date], 200[•] (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 5% Secured Convertible PIK-Election Notes due 201[•] of the Company (the “Securities”);
          WHEREAS, Section 3.5 of the Indenture provides that the Company is required to cause each Subsidiary that guarantees or otherwise incurs obligations under any of the Credit Facilities to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Subsidiary Guarantors, the full and prompt payment of the principal, premium, interest and Additional Interest Payments on the Securities on a senior basis; and
          WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Securityholder;
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
ARTICLE I
Definitions
          SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

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ARTICLE II
Agreement to be Bound; Guarantee
          SECTION 2.1. Agreement to be Bound. The Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.
          SECTION 2.2. Guarantee. The Guarantor fully, unconditionally and irrevocably Guarantees to each Holder of the Securities and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture on a senior basis.
ARTICLE III
Miscellaneous
          SECTION 3.1. Notices. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.
          SECTION 3.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
          SECTION 3.3. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
          SECTION 3.4. Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
          SECTION 3.5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.
          SECTION 3.6. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

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          SECTION 3.7. Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[SUBSIDIARY GUARANTOR], as a Guarantor
By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:
Name:
Title:

INTERSTATE BAKERIES CORPORATION
By:
Name:
Title:

[INSERT OTHER SUBSIDIARY GUARANTORS]
By:
Name:
Title:

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